Exhibit 10.8

AMENDED AND RESTATED SUBLEASE

BY AND BETWEEN

1050 Page Mill Road Property, LLC,

a Delaware limited liability company

as Landlord

and

Applovin Corporation,

a Delaware corporation

as Tenant

February 18, 2021

i

ARTICLE 6	ALTERATIONS AND IMPROVEMENTS	23
6.1	By Tenant	23
6.2	Ownership Of Improvements	24
6.3	Alterations Required By Law	24
6.4	Liens	25

ARTICLE 7	ASSIGNMENT AND SUBLETTING BY TENANT	25
7.1	By Tenant	25
7.2	Merger, Reorganization, or Sale of Assets	26
7.3	Landlord’s Election	26
7.4	Conditions To Landlord’s Consent	27
7.5	Assignment Consideration And Excess Rentals Defined	28
7.6	Payments	28
7.7	Good Faith	28
7.8	Effect Of Landlord’s Consent	28

ARTICLE 8	LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY	29
8.1	Limitation On Landlord’s Liability And Release	29
8.2	Tenant’s Indemnification Of Landlord	30

ARTICLE 9	INSURANCE	30
9.1	Tenant’s Insurance	30
9.2	Landlord’s Insurance	32
9.3	Mutual Waiver Of Subrogation	32

ARTICLE 10	DAMAGE TO LEASED PREMISES	33
10.1	Landlord’s Duty To Restore	33
10.2	Insurance Proceeds	33
10.3	Landlord’s Right To Terminate	33
10.4	Tenant’s Right To Terminate	34
10.5	Tenant’s Waiver	34
10.6	Abatement Of Rent	34

ARTICLE 11	CONDEMNATION	34
11.1	Tenant’s Right To Terminate	34
11.2	Landlord’s Right To Terminate	35
11.3	Restoration	35
11.4	Temporary Taking	35
11.5	Division Of Condemnation Award	35
11.6	Abatement Of Rent	35
11.7	Taking Defined	36

ARTICLE 12	DEFAULT AND REMEDIES	36
12.1	Events Of Tenant’s Default	36
12.2	Landlord’s Remedies	37
12.3	Landlord’s Default And Tenant’s Remedies	39
12.4	Limitation Of Tenant’s Recourse	39
12.5	Tenant’s Waiver	40

ii

ARTICLE 13	GENERAL PROVISIONS	40
13.1	Taxes On Tenant’s Property	40
13.2	Holding Over	40
13.3	Subordination To Mortgages	41
13.4	Tenant’s Attornment Upon Foreclosure	41
13.5	Mortgagee Protection	42
13.6	Estoppel Certificate	42
13.7	Tenant’s Financial Information	42
13.8	Transfer By Landlord	42
13.9	Force Majeure	43
13.10	Notices	43
13.11	Attorneys’ Fees and Costs	44
13.12	Definitions	44
13.13	General Waivers	48
13.14	Miscellaneous	48
13.15	Patriot Act Compliance	49

ARTICLE 14	LEGAL AUTHORITY BROKERS AND ENTIRE AGREEMENT	49
14.1	Legal Authority	49
14.2	Brokerage Commissions	49
14.3	Entire Agreement	50
14.4	Landlord’s Representations	50

ARTICLE 15	OPTIONS TO EXTEND	50
15.1	Options to Extend	50
15.2	Fair Market Rent	51
15.3	Tenant’s Election	51
15.4	Rent Arbitration	51

ARTICLE 16	TELECOMMUNICATIONS	53
16.1	Telecommunications	53

iii

AMENDED AND RESTATED SUBLEASE

THIS AMENDED AND RESTATED SUBLEASE, defined as the “Lease” herein, dated as of February 18, 2021 for reference purposes only, is made by and between 1050 PAGE MILL ROAD PROPERTY, LLC, a Delaware limited liability company (“Landlord”) and APPLOVIN CORPROATION, a Delaware corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).

A. Ground Lessor is the fee owner of the Property (as such terms are defined below in Article 1).

B. Landlord leases the Property from Ground Lessor pursuant to the Ground Lease (as such terms are defined below in Article 1).

C. Landlord and Machine Zone, Inc., a Delaware corporation (“Original Tenant”) previously entered into the following documents: (i) that certain Sublease, dated August 1, 2014, as amended by that certain Amendment No. 1 to Sublease dated as of August 16, 2016, by that certain Amendment No. 2 to Sublease dated as of May 23, 2017, and by that certain Amendment No. 3 to Subleases and Settlement Agreement dated as of March 2, 2018, relating to Building 2 (as defined below); (ii) that certain Omnibus Amendment to Subleases (Buildings 1, 2, 3 and 4), dated August 13, 2019; and (iii) that certain Second Omnibus Amendment to Subleases (Buildings 2 and 3), dated May 19, 2020 (collectively, the “Original Lease”).

D. Tenant and Original Tenant entered into that certain Assignment and Assumption of Subleases dated as of May 19, 2020, pursuant to which Tenant assumed the obligations of Original Tenant under the Lease.

E. Landlord and Tenant desire now to simplify the documentation between them relating to Building 2 by amending and restating the Original Lease in a single document, on the terms and conditions set forth in this Lease. To the extent any of the documents comprising the Original Lease relate to any of the Other Buildings (as defined below), they shall continue to have effect with respect to such Other Buildings but shall have no effect as to this Lease, it being the intent of the parties that this Lease and the Exhibits and Schedules attached to it set forth the entire agreement between them with respect to Building 2 and the Leased Premises (as defined below).

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

ARTICLE 1

REFERENCE

1.1 References. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Landlord’s Representative:	Peter Pau

Phone Number:	[***]

Lease Commencement Date:	May 24, 2017

Lease Term:	The period commencing on the Lease Commencement Date and expiring on the Lease Expiration Date.

Lease Expiration Date:	May 31, 2028 unless earlier terminated by Landlord in accordance with the terms of this Lease, or extended by Tenant pursuant to Article 15.

Options to Extend:	Two option(s) to extend, each for a term of five (5) years.

Tenant’s Security Deposit:	$6,114,544.00

Late Charge Amount:	Three Percent (3%) of the Delinquent Amount

Tenant’s Required Liability Coverage:	$10,000,000 Combined Single Limit

Landlord’s Broker:	CBRE

Tenant’s Broker:	Cooper Brady Partnership, d/b/a Cresa

Property:	That certain real property situated in the City of Palo Alto, County of Santa Clara, State of California, which real property is shown on the Site Plan attached hereto as Exhibit A and is commonly known as or otherwise described as follows: 1050 Page Mill Road, Palo Alto, California.

Building 2:	That certain building to be constructed on the Property and in which the Leased Premises are to be located identified as Building 2, with an address of 1100 Page Mill Road in Palo Alto, California (“Building 2”), which Building is denoted on the Site Plan as Building 2.

Common Areas:	The term “Common Areas” shall mean all areas within the Property not reserved for the exclusive use of Landlord, Tenant or any other tenant, such as entranceways, surface parking areas, circulation roads, and certain landscaped areas. Common Areas shall not include the interior of any Other Buildings, other than such portions thereof as Landlord may designate for the use of all occupants of the Property. Landlord reserves the right to make changes to the Common Areas as more fully described in Paragraph 4.10 below.

Initial Common Area:	The term “Initial Common Area” shall mean the surface parking areas within the Common Area west and south of Building 2 and Building 3, as well as the surface parking area directly and immediately north of Building 3, and certain landscaped areas immediately adjacent to Building 2 and Building 3.

Parking Ratio:	With respect to the Leased Premises, Tenant shall be entitled to utilize three (3) unreserved and unassigned parking spaces for each one thousand (1,000) net rentable square feet of Leased Premises, such spaces to be located in the Common Areas (up to ten (10) of such Common Area spaces shall be located in an area proximate to Building 2 and may be designated as being for the use of visitors to Building 2) and in the Building 2 underground parking garage. In addition, so long as Tenant leases the entirety of Building 2, the spaces in the Building 2 underground parking garage shall be for the exclusive use of Tenant. Parking is provided to Tenant by Landlord without additional charge for the entire Lease Term including any expansion and/or extension periods.

HVAC:	Heating, ventilating, and/or air conditioning.

Leased Premises:	Building 2 (which includes the Building 2 underground parking garage), including but not limited to stairwells, elevator shafts, covered balcony space, upper portions of open lobbies, and amenities space. It is anticipated that the Leased Premises, upon completion, will contain approximately 72,812 rentable square feet as determined by Landlord utilizing the Building Owners and Managers Association Gross Areas of a Building: Standard Methods of Measurement, ANSI/BOMA Z65.3-2009, Construction Gross Area (the “Measurement Method”). The rentable square footage of the Leased Premises of 72,812 is hereby agreed to by the parties and shall hereafter be the rentable area of the Leased Premises for all purposes under this Lease (subject to any subsequent actual change in the physical area of the Leased Premises, e.g., by constructing an additional floor or demolishing a floor).

Tenant’s Building Share:	The term “Tenant’s Building Share” shall mean the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of Building 2 at the time of calculation. Such percentage is currently 100%.

Tenant’s Property Share:	The term “Tenant’s Property Share” shall mean the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of Building 2 and the Other Buildings at the time of calculation. Such percentage is currently 24.18%. In the event that any portion of the Property is sold by Landlord, or if new improvements are constructed on the Property, or if the rentable square footage of the Leased Premises, Building 2, or the Other Buildings is otherwise changed, Tenant’s Property Share shall be recalculated to equal the percentage described in the first sentence of this paragraph, so that the aggregate Tenant’s Property Share of all tenants of the Property shall equal 100%.

Standard Interest Rate:	The term “Standard Interest Rate” shall mean the greater of (a) 8%, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S. A., from time to time as its prime rate, plus two percent (2%), but in no event more than the maximum rate of interest not prohibited or made usurious.

Default Interest Rate:	The term “Default Interest Rate” shall mean the greater of (a) twelve percent, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S. A., from time to time as its prime rate, plus five percent (5%), but in no event more than the maximum rate of interest not prohibited or made usurious.

GAAP:	Generally accepted accounting principles, consistently applied.

Operating EBITDA:	Operating earnings before interest, taxes, depreciation, and amortization, calculated as follows: Gross bookings minus the sum of cost of goods sold and operating expenses, where the items being subtracted are determined in accordance with GAAP, and where the gross bookings are calculated by the sum of total gross receipts before platform fees as verified by the platform (Apple and Google) to Landlord in writing for the specific period in question.

Building 1:	That certain building on the Property identified as Building 1, with an address of 1000 Page Mill Road in Palo Alto, California (“Building 1”), which Building is denoted on the Site Plan as Building 1.

Building 3:	That certain building on the Property identified as Building 3, with an address of 1200 Page Mill Road in Palo Alto, California (“Building 3”), which Building is denoted on the Site Plan as Building 3.

Building 4:	That certain building on the Property identified as Building 4, with an address of 1250 Page Mill Road in Palo Alto, California (“Building 4”), which Building is denoted on the Site Plan as Building 4.

Other Buildings:	Buildings 1, 3, and 4 and such other buildings as may be built on the Property from time to time.

Ground Lease:	That certain Lease dated as of June 25, 1998, but effective as of December 28, 1955 (as amended to date), between Ground Lessor and Beckman Coulter, Inc., predecessor in interest to BC Palo Alto, LLC (which is the predecessor in interest to Landlord), pursuant to which Landlord leases the Property from Ground Lessor.

Ground Lessor:	The Board of Trustees of the Leland Stanford Junior University, a body having corporate powers under the laws of the State of California.

Base Monthly Rent:	The term “Base Monthly Rent” shall mean the following*:

Period	Base Monthly Rent
6/1/2020 – 5/31/2021	$619,933.60
6/1/2021 – 5/31/2022	$638,121.85
6/1/2022 – 5/31/2023	$656,855.75
6/1/2023 – 5/31/2024	$676,151.66
6/1/2024 – 5/31/2025	$696,026.45
6/1/2025 – 5/31/2026	$716,497.48
6/1/2026 – 5/31/2027	$737,582.65
6/1/2027 – 5/31/2028	$759,300.36

*   Amounts due and payable on account of base monthly rent for the period from the Lease Commencement Date through May 31, 2020 were paid prior to the Effective Date, as was the Base Monthly Rent for the period from June 1, 2020 through December 31, 2020.

Permitted Use:	General office, research & development, cafeteria, fitness center, and similar amenities, and other ancillary lawful purposes, to the extent in compliance with all Laws and Restrictions, and no other uses.

Exhibits:	The term “Exhibits” shall mean the Exhibits of this Lease which are described as follows:

Exhibit A - Site Plan showing the Property and delineating Building 2 in which the Leased Premises are located.

Exhibit B – Work Letter

Exhibit C – Form of Letter of Credit

Exhibit D – Form of Tenant Estoppel Certificate

ARTICLE 2

LEASED PREMISES, TERM AND POSSESSION

2.1 Demise Of Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises. Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Common Areas as described in Paragraph 2.2 below, shall be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws and Restrictions governing the use or occupancy of the Leased Premises and the Property, (iii) all easements and other matters now of public record respecting the use of the Leased Premises and Property, and (iv) all reasonable rules and regulations from time to time established by Landlord.

2.2 Right To Use Common Areas. As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Common Areas, in conjunction with its use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Tenant’s right to so use the Common Areas shall be subject to the limitations on such use as set forth in Article 1 and shall terminate concurrently with any termination of this Lease. Further, Landlord shall have the right, from time to time, to reconfigure the Common Areas or modify the size of the Common Areas, provided that Tenant’s access to the Premises is not materially adversely affected thereby, the Parking Ratio (as the same may be reduced as described in the definition of “Parking Ratio” in Article 1) shall be maintained, and any such modification or reconfiguration shall be consistent with comparable to other first class office projects in the area in which the Property is located.

2.3 Lease Commencement Date and Lease Term. The term of this Lease shall begin on the Lease Commencement Date, as set forth in Article 1. The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”).

2.4 Delivery of Possession.

(a) Landlord constructed Building 2 and the Initial Common Area pursuant to the Work Letter attached hereto as Exhibit B and hereby incorporated herein (the “Work Letter”), and timely delivered the Leased Premises to Tenant in the Required Delivery Condition (as defined in the Work Letter).

(b) Landlord represents and warrants to Tenant that upon delivery of Building 2 to Tenant on the Lease Commencement Date: (i) Building 2 was in compliance with all Laws and Restrictions applicable thereto as of the date the building permit was issued for the construction of Building 2 (and not the date of earlier partial permits for such things as demolition, grading, or foundations), and in substantial compliance with the Approved Base Building Construction Documents (as defined in the Work Letter), (ii) the HVAC, electrical, plumbing, sewer, window, and roofing systems installed in Building 2 by Landlord, and the foundation, structural walls, and windows, installed in Building 2 by Landlord, as well as the Initial Common Area, were in good operating condition substantially in accordance with the design specifications and operating criteria set forth in the Approved Base Building Construction Documents. It is agreed that by accepting possession of the Leased Premises on the Lease Commencement Date, Tenant formally accepted the same and acknowledged that the Leased Premises were in the condition called for hereunder, subject only to the foregoing representations and warranties of Landlord and the terms and conditions of the Work Letter.

2.5 Performance Of Tenant Improvements; Acceptance Of Possession. Tenant, pursuant to the Work Letter, performed the work and made the installations in the Leased Premises substantially as set forth in the Work Letter (such work and installations hereinafter referred to as the “Tenant Improvements”).

2.6 Surrender Of Possession. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of Building 2 and shall remove all of Tenant’s equipment (including telecommunications wiring and cabling), trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, Building 2 and the Common Areas, and shall vacate and surrender the Leased Premises, Building 2, the Common Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear (and casualty that is not the obligation of Tenant under this Lease to repair) excepted, and subject to Article 6 below. Tenant shall repair all damage to the Leased Premises, the exterior of Building 2 and the Common Areas caused by Tenant’s removal of Tenant’s property. Notwithstanding the foregoing, at any time during the last twelve (12) months of the Lease Term, Tenant may, and in any event prior to removing any telecommunications wiring and cabling Tenant shall, provide Landlord with at least thirty (30) days’ prior written notice that Tenant intends to remove such wiring and cabling, and Landlord may, within the later to occur of (A) ten (10) days after receipt of such notice, and (B) ninety (90) days prior to the expiration of the Lease Term, elect to have Tenant leave such telecommunications wiring and cabling in the Leased Premises, in which case Tenant shall leave the same in its then as-is condition and in any event shall not clip any labeling or coding used to determine the origin, destination and function of the wires and cables. Landlord’s failure to respond within the applicable period shall be deemed an election to have Tenant remove all such telecommunications wiring and cabling. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord, except to the extent such staining or damage was caused by Landlord’s failure to maintain in accordance with Paragraph 5.1(b) below. Tenant shall repair all damage caused by Tenant to the exterior surface of Building 2 and the paved surfaces of the Common Areas and, where necessary, replace or resurface same. Additionally, to the extent that Landlord shall have notified or is deemed to have notified Tenant in writing at the time the improvements were completed that such improvements constitute Non-Standard Office Improvements (as defined in Paragraph 6.1 below) and that Landlord desired to have such Non-Standard Office Improvements removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such Non-Standard Office Improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal. If the Leased Premises are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the Default Interest Rate until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within ten (10) days of Landlord’s billing Tenant for same. Notwithstanding the foregoing, Landlord may consent (in its sole and absolute discretion, which consent may be withheld for any reason or no reason) to accept a cash payment from Tenant in lieu of Tenant completing all or any portion of the work required pursuant to this paragraph, such consent to be in a written notice specifying the work from which Tenant shall be excused.

2.7 Accessibility. In accordance with California Civil Code section 1938, Landlord hereby informs Tenant that as of the Effective Date of this Lease, Building 2 has not been inspected by a Certified Access Specialist (as defined in California Civil Code section 55.52(3)).

ARTICLE 3

RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1 Base Monthly Rent. For the month of January 2021 and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, cash or other immediately available good funds in the amount set forth as “Base Monthly Rent” in Article 1 (the “Base Monthly Rent”). Amounts due and payable on account of base monthly rent for the period from the Lease Commencement Date through May 31, 2020 were paid prior to the Effective Date, as was the Base Monthly Rent for the period from June 1, 2020 through December 31, 2020.

3.2 Additional Rent. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the “Additional Rent”), cash or other immediately available good funds in the following amounts:

(a) An amount equal to all Property Operating Expenses (as defined in Article 13) incurred or to be incurred by Landlord. Landlord shall deliver to Tenant Landlord’s reasonable estimate of any given expense (such as Landlord’s Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord reserves the right to revise such estimate from time to time.

(b) Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

(c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

(d) Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

3.3 Year-End Adjustments. Landlord shall bill Tenant for the Property Operating Expenses on an estimated basis in accordance with the provisions of Paragraph 3.2 above, Landlord shall furnish to Tenant within four months following the end of the applicable calendar or fiscal year, as the case may be, a reasonably detailed statement setting forth (i) the amount of such Property Operating Expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such Property Operating Expenses for such period. If Tenant shall have paid more than its obligation for such Property Operating Expenses for the stated period, Landlord shall, at its election, either (x) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (y) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant.

Tenant may, at Tenant’s sole cost and expense, cause an audit of Landlord’s books and records to determine the accuracy of Landlord’s billings for Property Operating Expenses under this Lease, provided Tenant (a) notifies Landlord in writing of Tenant’s election to have an audit performed within nine (9) months after Tenant’s receipt of such annual statement described above, and (b) completes (and delivers to Landlord the written results of) such audit within sixty (60) days after Landlord provides Tenant with access to the Books and Records (as defined below), and provided further that the person or entity performing such audit is not compensated on any type of contingent basis. If such audit reveals that the actual Property Operating Expenses for any given year were less than the amount that Tenant paid for Property Operating Expenses for any such year, then unless Landlord contests such audit results as provided below, Landlord shall credit the excess to Tenant’s next payment of Additional Rent. If such audit reveals that the actual Property Operating Expenses for any given year were more than the amount that Tenant paid for Property Operating Expenses for any such year, Tenant shall pay such amount to Landlord within thirty (30) days after completion of the audit. Landlord shall have the right to contest the results of Tenant’s audit and thereafter promptly have an audit performed (“Independent Audit”) by an independent certified public accounting firm selected by Landlord and acceptable to Tenant in Tenant’s reasonable discretion. In such case, the results of the Independent Audit shall be binding and conclusive on Landlord and Tenant, and any resulting overpayment or underpayment shall be handled as provided above. Tenant shall be responsible for the costs of such audit, provided that, if the Independent Audit reveals that Landlord’s determination of Property Operating Expenses as set forth in the Statement was in error in Landlord’s favor by more than five percent (5%), then Landlord shall pay the cost of such audit. Landlord shall maintain at all times during the Lease Term, at the office of Landlord in the San Francisco Bay Area, Landlord’s books of account and records prepared in accordance with Landlord’s standard method of accounting with respect to Property Operating Expenses, and shall retain such books and records, as well as contracts, bills, vouchers, and checks, and such other documents as are reasonably necessary to properly audit Property Operating Expenses (collectively, the “Books and Records”). If at any time Landlord’s office is not located in the San Francisco Bay Area, Landlord agrees to make the Books and Records available to Tenant at another location in the San Francisco Bay Area.

On Tenant’s request from time to time, Landlord and Tenant shall meet and confer in a good faith effort to determine those management practices most consistent with prudent management standards for similar Class A office and research & development buildings in the location of the Property. In no event, however, shall Landlord be required to agree to any change in Landlord’s management practices; provided, however, that during any period that Tenant is the tenant of the entirety of Building 2 and the entirety of at least one of the Other Buildings, Landlord shall be obligated to approve or disapprove management practices proposed by Tenant, which approval shall not be unreasonably withheld, conditioned, or delayed.

The provisions of this Paragraph 3.3 shall survive the expiration or sooner termination of this Lease.

3.4 Late Charge, And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the “Late Charge Amount,” and if any Additional Rent is not received by Landlord when the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to three percent (3%) of the Additional Rent not so paid; provided, however, that once but only once in any twelve (12) month period during the Lease Term, Tenant shall be entitled to written notice of non-receipt of Base Monthly Rent or Additional Rent from Landlord, and Tenant shall not be liable for any Late Charge Amount or other late charge hereunder with respect thereto if such installment of Base Monthly Rent or Additional Rent is received by Landlord within three (3) days after Tenant’s receipt of such notice from Landlord. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of five (5) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said fifth day at the Default Interest Rate until paid.

3.5 Payment Of Rent. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.6 Security Deposit.

(a) Tenant shall deposit with Landlord, within three (3) business days after the Effective Date of this Lease, the amount set forth in Article 1 as the “Security Deposit” as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Tenant hereby grants to Landlord a security interest in the Security Deposit, including but not limited to replenishments thereof. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any Event of Default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to clean and restore and repair the Leased Premises, Building 2 or the Common Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, provided that Landlord has notified Tenant in writing of the cleaning and restoration required to be performed and Tenant has failed to commence such work within three business days after receipt of such notice, (iii) to remedy any other Event of Default of Tenant including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Leased Premises, and (iv) to cover any other expense, loss or damage which Landlord may at any time suffer due to Tenant’s Event of Default. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit. If the Security Deposit is in the form of cash, Landlord agrees to and shall maintain such cash Security Deposit in a segregated account and not commingle it with any other funds. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers

Building 2 or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of ninety (90) days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen’s billings therefor, cure any other defaults, deduct any damages, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

(b) Provided that (i) Tenant is not then in monetary default or material non-monetary default, (ii) Tenant has never been in monetary default or material non-monetary default beyond any applicable notice and cure periods expressly set forth in this Lease, (iii) the payment of Base Monthly Rent (excluding free rent and prepaid rent) under the Lease has commenced, and (iv) Tenant is then Applovin Corporation or an assignee of Applovin Corporation which is a Permitted Transferee (as defined in Article 7 below), then the amount of the Security Deposit shall be subject to reduction in accordance with this Paragraph 3.6(b), as follows: the Security Deposit shall be reduced to (A)(i) $4,076,363 at such point in time as Tenant achieves the twelve (12) month trailing Operating EBITDA (“12-Month Trailing Operating EBITDA”) of $100,000,000 for twelve (12) consecutive months; and (ii) $2,038,181 at such point in time as Tenant achieves 12-Month Trailing Operating EBITDA of $100,000,000 for twenty-four (24) consecutive months; or (C) $2,038,181 at such point in time as Tenant achieves 12-Month Trailing Operating EBITDA of $250,000,000 for twelve (12) consecutive months. For the avoidance of confusion, Landlord and Tenant agree that the Security Deposit shall never be reduced below $2,038,181. If Tenant is then in monetary default or material non-monetary default, the foregoing shall not be read to prevent Tenant from curing the applicable default and then being entitled to the applicable reduction once the default is cured if such cure is completed within the applicable cure period, if any, expressly set forth in this Lease.

(c) Notwithstanding the foregoing, Tenant may deliver to Landlord a clean, unconditional, irrevocable, transferable, letter of credit in lieu of cash for the Security Deposit (the “Letter of Credit”) in form and issued by a financial institution (“Issuer”) satisfactory to Landlord in its reasonable discretion, substantially in the form attached as Exhibit C. Landlord hereby approves JPMorgan Chase Bank as the Issuer. Tenant hereby waives any right to protest the Issuer’s honoring of the Letter of Credit, provided that the foregoing shall not be deemed to limit Tenant’s rights and remedies against Landlord for an improper drawing of the Letter of Credit. The Letter of Credit shall permit partial draws, and provide that draws thereunder will be honored upon presentation by Landlord. The Letter of Credit shall have an expiration period of one (1) year but shall automatically renew by its terms unless affirmatively cancelled by either Issuer or Tenant, in which case Issuer must provide Landlord 30 days’ prior written notice of such expiration or cancellation. The Letter of Credit shall remain in effect until ninety (90) days after the Lease Expiration Date. Any amount drawn under the Letter of Credit and not utilized by Landlord for the purposes permitted by this Lease shall be held in accordance with subparagraph (a) of this Paragraph 3.6. If the Tenant fails to renew or replace the Letter of Credit as required under this Lease at least fifteen (15) days before its stated expiration date, Landlord may draw upon the entire amount of the Letter of Credit. No fees applicable to the Letter of Credit shall be charged to Landlord. Landlord and Tenant acknowledge and agree that: (i) Original Tenant prior to the Effective Date (A) delivered to Landlord a letter of credit in the amount of $6,114,544.00 in favor of Landlord (as Beneficiary), issued by JPMorgan Chase Bank, N.A. as its L/C No. L5LS-715192 (the “LOC”), and (B) assigned its interest in the LOC to Tenant, and (ii) the LOC is currently being held by Landlord as, and constitutes, the Security Deposit.

ARTICLE 4

USE OF LEASED PREMISES AND COMMON AREA

4.1 Permitted Use. Tenant shall be entitled to use the Leased Premises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever; provided, however, that Tenant shall use for cafeteria, fitness center, or similar amenities uses, an aggregate of at least 2,000 rentable square feet per building leased at the Property (i.e. a total of 6,000 rentable square feet if Tenant leases Buildings 2, 3 and 4 and 8,000 rentable square feet if Tenant also leases Building 1), which aggregate amount of amenities space (a) shall not be used for office or research & development purposes, and (b) may be allocated among Building 2 and the Other Buildings leased by Tenant as Tenant shall elect. Tenant shall have the right to vacate the Leased Premises at any time during the Term of this Lease, provided Tenant continues to perform its maintenance, repair, and other obligations required by the terms of this Lease. Tenant shall have the right to use the Common Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

4.2 General Limitations On Use. Tenant shall not do or permit anything to be done in or about the Leased Premises, Building 2, the Common Areas or the Property which does or could (i) jeopardize the structural integrity of Building 2 or (ii) cause damage to any part of the Leased Premises, Building 2, the Common Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does, or could reasonably be expected to, (A) damage the Leased Premises or Building 2, (B) damage, overload or impair the efficient operation of any electrical, plumbing, and HVAC systems within or servicing the Leased Premises or Building 2, or (C) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or Building 2. Except as otherwise provided in Section 4.14, Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof. Tenant shall not make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of Building 2 or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, Building 2, the Common Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Common Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises; provided, however, that Tenant shall be permitted to install, at Tenant’s sole cost, a backup generator in a Common Area location to be agreed upon by Landlord in its reasonable discretion, subject to Ground Lessor consent, if applicable. If such backup generator is located on any parking areas on the Property, then such lost parking spaces shall be counted towards satisfying Tenant’s Parking Ratio under Article 1 hereof. Tenant shall not commit nor permit to be committed by any of its employees, agents, vendors, invitees, guests, permittees, assignees, sublessees, or contractors (the “Tenant Parties”), any waste in or about the Leased Premises, Building 2, the Common Areas or the Property.

4.3 Noise And Emissions. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, Building 2, the Common Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4 Trash Disposal. Tenant shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property. Tenant shall keep the Leased Premises and the Common Areas in a clean, safe and neat condition free and clear of all of Tenant’s trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5 Parking. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Building 2 underground parking garage or the Common Areas, or on any portion of the Property. Tenant agrees to assume responsibility for compliance by the Tenant Parties with the parking provisions contained herein. If Tenant or any of the Tenant Parties park any vehicle within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, One Hundred Dollars ($100) per day for each day or partial day that each such vehicle is so parked within the Property. Tenant agrees to assume responsibility for compliance by the Tenant Parties with the parking provisions contained herein. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, and to designate specific parking areas for particular tenants of the Property, provided that the Parking Ratio (as the same may be reduced as provided in the definition of “Parking Ratio” in Article 1) is complied with, and that such grants do not materially interfere with Tenant’s use of the parking areas.

4.6 Signs. (a) Except as provided in the following paragraph, Tenant shall not place or install on the exterior of Building 2, the Common Areas or the Property any sign, advertisement, banner, placard, or picture. Except as provided in the following paragraph, Tenant shall not place or install on the exterior of Building 2, the Common Areas or the Property any business identification sign until Landlord shall have approved in writing, which approval shall not be unreasonably withheld, conditioned or delayed, the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, Tenant shall not be required to obtain Landlord’s approval for any signs within the interior of Building 2. Any sign, once approved by Landlord, shall be installed at Tenant’s sole cost and expense and only in compliance with Landlord’s approval and any applicable Laws and Restrictions, using a person approved by Landlord to install same. Landlord may remove any signs, advertisements, banners, placards or pictures so placed by Tenant for which any consent of Landlord required hereunder has not been obtained and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition.

(b) Subject to the terms of this Paragraph 4.6 and applicable Laws and Restrictions, Tenant will be permitted to install (i) a single exterior Building sign, and (ii) signage in the top-most position on the monument sign to be constructed for the Property (using Tenant’s standard logo, typeface and colors), each at Tenant’s sole cost (and on a non-exclusive basis if Tenant is not the sole tenant at the Property), and (iii) directional signage within the Property (collectively, “Tenant’s Pre-Approved Signage”). Tenant’s Pre-Approved Signage (including, without limitation, the size, design, colors and material thereof) shall not be installed without Tenant having first obtained the written approval of Landlord and any approval required by Ground Lessor and/or the City of Palo Alto. Tenant’s Pre-Approved Signage shall be subject each of the following conditions:

(i) Tenant’s Pre-Approved Signage shall be designed, maintained and installed in accordance with all applicable Laws and Restrictions. The design and location of Tenant’s Pre-Approved Signage shall be consistent with applicable laws, rules and regulations.

(ii) Any change to Tenant’s Pre-Approved Signage shall be subject to the requirements of this Paragraph 4.6.

(iii) All approvals and permits required to be obtained for the installation and maintenance of Tenant’s Pre-Approved Signage shall be obtained and maintained at Tenant’s sole cost and expense.

(iv) Tenant’s Pre-Approved Signage will be constructed, installed and maintained at Tenant’s sole cost and expense.

(v) Tenant shall install, operate, insure, maintain, repair and replace Tenant’s Pre-Approved Signage (and the lighting therefor, if any) at Tenant’s sole cost and expense subject to applicable code and such reasonable rules and regulations as Landlord may require, including, without limitation, Building 2’s construction rules and regulations.

Tenant must remove Tenant’s Pre-Approved Signage at Tenant’s sole cost and expense upon the earliest to occur of (i) any termination of this Lease or (ii) the expiration of the Term. Upon such removal by Tenant, Tenant shall fully repair and restore the area where Tenant’s Pre-Approved Signage was installed and located, including, without limitation, the restoration and replacement of any Building surfaces. If Tenant does not remove all of Tenant’s Pre-Approved Signage as and when required under the terms of the Lease, Landlord may remove it and perform such restoration, repair and replacement, and Tenant shall reimburse Landlord for Landlord’s costs and expenses of such removal restoration and replacement within thirty (30) days of demand.

The exterior and monument signage rights provided in this Section 4.6 hereof are personal to the original Tenant named herein (Applovin Corporation), except that Tenant’s signage rights hereunder may be transferred to an assignee in connection with a Permitted Transfer (as defined in Paragraph 7.2(b) below).

4.7 Compliance With Laws And Restrictions. Without limiting Landlord’s obligations contained in this Lease, and subject to Paragraph 6.3 below and Landlord’s representations and warranties contained in Paragraph 2.4(b) above, Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Restrictions respecting the use and occupancy of the Leased Premises, Building 2, the Common Areas or the Property including, without limitation, Title 24, building codes, the Americans with Disabilities Act and the rules and regulations promulgated thereunder, and all Laws governing the use and/or disposal of hazardous materials. Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease.

4.8 Compliance With Insurance Requirements. Tenant shall comply with all normal and customary requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.9 Landlord’s Right To Enter. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant notice at least twenty-four (24) hours in advance (except in a situation which Landlord in good faith believes to be an emergency), and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers or mortgagees or (during the last twelve (12) months of the then-current Lease Term or during any period that Tenant is in default) tenants; (iii) making alterations, additions or repairs permitted to be performed by Landlord under this Lease; and (iv) performing any of Tenant’s obligations when Tenant has failed to do so within the express notice and cure periods, if any, set forth in this Lease. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Common Areas during normal business hours for purposes of (i) inspecting the exterior of Building 2 and the Common Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least ten (10) days’ prior written notice of any work to be performed on the Leased Premises as well as notice within one (1) day after the commencement of such work); and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Common Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof; provided, however, that in exercising its rights under this Paragraph 4.9, Landlord shall use reasonable efforts to minimize any interference with Tenant’s use or enjoyment of or access to the Leased Premises.

4.10 Use Of Common Areas.

(a) Landlord reserves the right to make changes to the Common Areas as it deems reasonably necessary; provided, however, that (a) Landlord shall still be required to maintain the Parking Ratio, as the same may be reduced as described in the definition of “Parking Ratio,” and (b) Landlord agrees to notify Tenant in advance, and to consider in good faith Tenant’s input, with respect to any material changes Landlord proposes to make to the Common Areas (except those required by the City of Palo Alto or the Ground Lessor). Landlord and Tenant acknowledge that Schedule A-3 attached to the Work Letter contains Landlord’s current proposed design for the Common Area, that such design is not yet 100% complete, and that Landlord has the right to finalize such design in a manner consistent with such Schedule A-3. Thereafter, Landlord agrees not to make any material changes to such design unless the same are required by the City of Palo Alto or the Ground Lessor. Further, Landlord agrees to notify Tenant after obtaining actual knowledge of any material changes in the Common Area design required by the City of Palo Alto or the Ground Lessor. As used in this Paragraph 4.10(a), the term “actual knowledge” means the actual, subjective knowledge of Peter Pau, Nandy Kumar, or Allison Koo, and the term “material” means a reduction in the number of parking spaces available to Tenant on the Property, a change in access to Building 2 making access materially more difficult, the anticipated cost of constructing the Common Area substantially reduced, or a change in the location or orientation of Building 2 or the Other Buildings.

(b) Tenant, in its use of the Common Areas, shall at all times keep the Common Areas free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Common Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Provided the same do not materially adversely affect Tenant’s access to or use of the Leased Premises or the Common Areas (including Tenant’s use of the parking areas and structures, but subject to Landlord’s rights with respect thereto set forth in the definition of Parking Ratio in Article 1 above, Landlord shall have the right to grant easements and access rights to third parties affecting the Common Areas.

4.11 Environmental Protection. Tenant’s obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.

(a) As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

(b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with, and shall cause the Tenant Parties to comply with, all Laws relating to the storage, use and disposal of Hazardous Materials at the Property by Tenant or any of the Tenant Parties; provided, however, that Tenant shall not be responsible for contamination of the Leased Premises and/or Building 2, the Property (including the parking garage) by Hazardous Materials existing as of the date the Leased Premises are delivered to Tenant (whether before or after the Lease Commencement Date) excepting only contamination caused by Tenant or the Tenant Parties. Tenant shall not store, use or dispose of any Hazardous Materials except for ordinary office and cleaning supplies used in compliance with all Laws and Restrictions (“Office & Cleaning Supplies”). In no event shall Tenant or any of the Tenant Parties cause or permit to be discharged into the plumbing or sewage system of Building 2 or onto the land underlying or adjacent to Building 2 any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s or any of the Tenant Parties’ storage, use, release, and/or disposal of Hazardous Materials. If the presence of

Hazardous Materials on the Leased Premises caused or permitted by Tenant or any of the Tenant Parties results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Leased Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant’s use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials, to the extent such Hazardous Materials were introduced to the Property by Tenant or any of the Tenant Parties.

(c) Upon termination or expiration of the Lease Term, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, Building 2 and/or the Property by Tenant or any of the Tenant Parties, and all installations (whether interior or exterior) made by or on behalf of Tenant or any of the Tenant Parties relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. If Tenant uses any Hazardous Materials other than Office & Cleaning Supplies, then Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and shall take all other actions as may be required to complete the closure of Building 2, and the Property.

(d) At any time prior to expiration of the Lease Term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant’s business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant’s use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant’s option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant’s expense if such testing confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, Building 2 or the Leased Premises, which has been caused by or resulted from the storage, use, release, and/or disposal of Hazardous Materials by Tenant or any of the Tenant Parties.

(e) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of any required compliance.

4.12 Rules And Regulations. Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of Building 2 and the Common Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property, but Landlord agrees to enforce such rules and regulations in a nondiscriminatory manner.

4.13 Reservations. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications do not unreasonably interfere with the use of the Leased Premises or the Common Areas by Tenant. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.

4.14 Roof. Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees all rights of access, use and occupancy of the Building 2 roof, and Tenant shall have no right of access, use or occupancy of the Building 2 roof except (if at all) to the extent provided in this Paragraph 4.14 or as otherwise required in order to enable Tenant to perform Tenant’s maintenance and repair obligations pursuant to this Lease. Subject to Tenant’s restoration and repair obligations under Paragraph 2.6, Tenant at its sole cost and expense shall have the right to install on the roof of Building 2, satellite dishes, television antennas, supplemental HVAC equipment, and related receiving equipment, related cable connections and any and all other related equipment (collectively, “Rooftop Equipment”) required in connection with Tenant’s business operations within Building 2, in an area to be agreed upon by Landlord and Tenant, provided such installation does not impact the structural integrity of Building 2 nor void or negatively impact any applicable warranties. Tenant shall supply Landlord with detailed plans and specifications of the Rooftop Equipment prior to the installation thereof for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Furthermore, Tenant shall have secured the approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Rooftop Equipment, and shall provide copies of such approvals and permits to Landlord prior to commencing any work with respect to such Rooftop Equipment. Tenant shall pay for any and all costs and expenses in connection with, and shall repair all damage to the roof resulting from, the installation, maintenance, use and removal of the Rooftop Equipment.

4.15 Compliance with Ground Lease; Ground Lessor’s Consent to Sublease. Tenant’s occupancy of the Leased Premises is subject to the requirements of the Ground Lease. Tenant shall comply with the requirements of the Ground Lease at all times and shall not conduct any activities which would constitute a breach of the Ground Lease. Whenever in this Lease the consent or approval of Landlord or a governmental agency is required, the consent of Ground Lessor shall also be deemed required if and to the extent Ground Lessor’s consent is required under the Ground Lease, and there shall be no “deemed consent” of Ground Lessor under this Lease, notwithstanding that Landlord’s consent may be deemed given in certain circumstances expressly set forth herein (e.g., as set forth in Paragraph 7.3 below). If there is a conflict between the requirements of the Ground Lease and of this Lease such that compliance with this Lease would result in a breach of the Ground Lease or compliance with the Ground Lease would result in a breach of this Lease, the Ground Lease shall be controlling; otherwise Tenant shall comply with the provisions of both this Lease and the Ground Lease.

Landlord represents, warrants, covenants and agrees that: (i) complete copies of the Ground Lease and all amendments thereto, as well as a Recognition Agreement executed in connection with the Original Lease, are attached to this Lease as Attachment 4.15 and there are no other understandings between Landlord and Ground Lessor relating to the Leased Premises other than as set forth in the Ground Lease; and (ii) the Ground Lease is in full force and effect; and (iii) neither Landlord nor, to

Landlord’s knowledge, Ground Lessor are currently in default under the Ground Lease and, to Landlord’s knowledge, no event has occurred which with the passing of time or giving of notice would constitute a default under the Ground Lease. Landlord shall not amend or modify the Ground Lease in any manner that would materially adversely affect Tenant’s rights or increase Tenant’s obligations hereunder in any material respect.

4.16 Transportation Management. Landlord and Tenant shall fully comply with all present and future programs mandated by the City of Palo Alto intended to manage parking, transportation or traffic in and around the Property and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all of Tenant’s employees located at the Leased Premises by working directly with Landlord, any governmental transportation management organization, or any other transportation-related committees or entities. Such programs may include, without limitation: (a) restrictions on the number of peak-hour vehicle trips generated by Tenant; (b) increased vehicle occupancy; (c) implementation of an in-house ridesharing program and an employee transportation coordinator; (d) working with employees and any Property, Building, or area-wide ridesharing program manager; (e) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (f) utilizing flexible work shifts for employees.

ARTICLE 5

REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 Repair And Maintenance. Except in the case of damage to or destruction of the Leased Premises, Building 2, the Common Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, Building 2, the Common Areas, and the Property.

(a) Tenant’s Obligations. Except to the extent set forth in Paragraph 5.1(b) below as an obligation of Landlord, Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and Building 2 and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings (except to the extent the maintenance or repair in question is to the Building 2 structural support system), (ii) the interior surfaces of all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps, and all HVAC equipment other than that which Landlord is required to maintain pursuant to Paragraph 5.1(b) below, if applicable., (vi) all entranceways to the Leased Premises, and (vii) the non-structural portions of the Building 2 underground parking garage. Subject to Paragraph 9.3, Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, Building 2, the Common Areas or the Property caused by the activities of Tenant or any of the Tenant Parties promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within the applicable notice and cure period expressly set forth in this Lease applicable thereto (or if none is set forth, then within a reasonable period of time following notice from Landlord to do so), then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality.

(b) Landlord’s Obligation. Notwithstanding Paragraph 5.1(a) above:

(i) Landlord shall, at all times during the Lease Term and at its sole cost and expense, maintain in good condition and repair the foundation and structural support system of Building 2, the Building 2 roof structure (excluding membrane), the exterior load-bearing walls of Building 2 (excluding paint and sealant), and the structural portions of the Building 2 underground parking garage.

(ii) Landlord shall, at all times during the Lease Term, maintain in good condition and repair (A) the Common Areas which are proximate to Building 2, (B) the Building 2 roof membrane, and (C) the Building 2 elevator, HVAC, electrical, water, sewer, and plumbing systems installed by Landlord originally as part of Landlord’s Base Building Work, as more fully described in Schedule A-1 to the Work Letter (and any modifications, repairs, replacements and upgrades thereto). The provisions of this subparagraph (ii) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 and Paragraph 13.12(c), the costs incurred by Landlord in performing such maintenance and/or making such repairs; provided, however, that in the event of such a repair or replacement which is anticipated to cost in excess of $100,000, Landlord agrees to notify Tenant prior to signing a contract with respect to such repairs or replacements, to cause the contract for such repair or replacement to be competitively bid by at least three qualified bidders as determined and selected by Landlord, and to award the contract to the lowest of the three bidders.

(iii) Notwithstanding any provision in this Lease to the contrary, if Landlord shall fail to commence any repair obligations required under Paragraphs 5.1(b)(i) and 5.1(b)(ii) above within ten (10) business days following Tenant’s written request for such repairs and thereafter complete such repairs with commercially reasonable due diligence, or if Applovin Corporation (or an assignee of its rights and obligations under this Lease who is also a Permitted Transferee as defined in Paragraph 7.2(a) below) is the Tenant hereunder and leases 100% of the Building and Landlord shall fail to commence any emergency repairs (i.e., repairs required to avoid imminent injury or damage or cessation of business) within three (3) business days following written notice from Tenant and thereafter complete such repairs with commercially reasonable due diligence, then Tenant may elect to make such repairs at Landlord’s expense by complying with the following provisions of this Paragraph 5.1(b)(iii). Before making any such repair, and following the expiration of the applicable period set forth above, Tenant shall deliver to Landlord a notice for the need for such repair (“Self-Help Notice”), which notice shall specifically advise Landlord that Tenant intends to exercise its self-help right hereunder. Should Landlord fail, within five (5) business days following receipt of the Self-Help Notice (or within two (2) business days following written notice in the event of necessary emergency repairs), to commence the necessary repair (or to make other reasonable arrangements), then Tenant shall have the right to make such repair on behalf of Landlord so long as such repair is performed in strict compliance with all Laws and Restrictions. Landlord agrees that Tenant will have access to the Building 2 systems and structure to the extent necessary to perform the work contemplated by this Paragraph. In the event Tenant properly takes such action in accordance with this Paragraph 5.1(b)(iii), and such work will affect the Building structure and/or the Building systems, Tenant shall use only those contractors used or reasonably approved by Landlord in Building 2 for work on such structure or systems unless such contractors are unwilling or unable to immediately perform, or timely and competitively perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings in the area of the Property. Tenant shall provide Landlord with a reasonably detailed invoice together with reasonable supporting evidence of the costs reasonably and actually incurred in performing such repairs. Landlord shall either reimburse Tenant for the reasonable costs of such repairs within thirty (30) days following receipt of Tenant’s invoice for such costs or deliver a written objection stating with specificity the reasons Landlord disputes Tenant’s actions or the costs incurred. If Landlord fails to either pay Tenant’s invoice within such thirty (30) day period or deliver a written objection, Tenant shall have the right to offset such costs against Base Monthly Rent next coming due under this Lease, in an amount each month not to exceed 25% of each payment of Base Monthly Rent, until fully paid; provided, however, that if such 25% limitation would result in Tenant not receiving full reimbursement prior to the end of the Lease Term, then such limitation shall be increased to an amount sufficient to fully reimburse Tenant by the end of the Lease Term. If Landlord delivers to Tenant, within thirty (30) days, a written objection to the payment of such invoice, setting forth Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive if the only objection is to the costs incurred), then Tenant shall not be entitled to offset any amount from rent, but as Tenant’s sole remedy, the dispute shall be resolved by arbitration pursuant to Paragraph 5.1(b)(iv) below. If Tenant prevails in the arbitration, the amount of the award shall include interest at the Standard Interest Rate (from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset) and reasonable attorneys’ fees and related costs. If Landlord fails to pay the amount of the award within thirty (30) days from the date of the award, the amount of the award, plus interest at the Default Interest Rate, may be deducted by Tenant from the Base Monthly Rent payments next due and owing under the Lease, in an amount each month not to exceed 25% of each payment of Base Monthly Rent, until fully paid; provided, however, that if such 25% limitation would result in Tenant not receiving full reimbursement prior to the end of the Lease Term, then such limitation shall be increased to an amount sufficient to fully reimburse Tenant by the end of the Lease Term. Tenant shall be responsible for obtaining any necessary governmental permits before commencing the repair work. Tenant shall be liable for any damage, loss or injury resulting from said work. If Landlord prevails in the arbitration, the amount of the award shall include reasonable attorneys’ fees and related costs and shall be deemed Additional Rent hereunder due and owing no later than three (3) business days after the date of the award.

(iv) Any dispute or claim under Paragraph 5.1(b)(iii) will be finally settled by binding arbitration in San Francisco, California, in accordance with the rules of the JAMS by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

5.2 Utilities. Tenant shall arrange at its sole cost and expense and in its own name, for the supply of gas, water, and electricity to the Leased Premises. Meters for such utilities will be installed by Landlord at its sole cost as part of the Base Building Work, and the specifications for the gas and electricity available to Building 2 will be set forth in the specifications portion of the Approved Base Building Construction Documents (as defined in the Work Letter). Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord’s or Tenant’s name.

5.3 Security. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, Building 2, the Common Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant or any of the Tenant Parties (or any of their property) from any cause whatsoever, including but not limited to criminal and/or terrorist acts. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same. In the event Landlord elects to provide any security services, whether it be guard service or access systems or otherwise, the costs incurred by Landlord shall be passed through to Tenant as Additional Rent, and Landlord shall have no liability whatsoever in connection therewith, whether it be for failure to maintain the secure access system, or for failure of the guard service to provide adequate security, or otherwise. Without limitation, Paragraph 8.1 below is intended by Tenant and Landlord to apply to this Paragraph 5.3.

5.4 Energy And Resource Consumption.

(a) Solar Energy. The Base Building Work includes solar panels and systems designed to provide solar power to Building 2. Therefore, Landlord and Tenant hereby agree that notwithstanding any other inconsistent or contrary provision of this Lease:

(i) Landlord will: (A) cause to be installed a solar photovoltaic system on the roof of Building 2, at Landlord’s sole cost, (B) receive the full benefit of any tax credits or rebates related to this installation, (C) maintain such solar photovoltaic system (including the solar panels/equipment), (D) charge to Tenant as a Property Maintenance Cost, the costs incurred by Landlord in connection with such maintenance, and (E) have no liability or obligations (except maintenance obligations) with respect to any shortfall in annual solar energy production, no matter what the cause of the shortfall. Without limiting the foregoing, if the shortfall results from Landlord’s failure to properly maintain the solar photovoltaic system (and/or panels or equipment), Landlord’s sole liability with respect to such failure will be to correct its maintenance operations so as to properly maintain the solar photovoltaic system, panels, and equipment, notwithstanding any inconsistent or contrary provision of this Lease, and in no event shall Tenant be entitled to any rent abatement as a result thereof; and

(ii) Tenant will: (A) contract with the City of Palo Alto Utilities (“CPAU”) for power to the Building 2 and solar generation credits, (B) receive the full benefit of electricity cost savings attributable the solar system, and (C) cover any shortfall in annual solar energy production by power it obtains from CPAU, and not look to Landlord with respect thereto.

(b) Energy Use Disclosure Requirements. If required by applicable Law, Landlord shall provide to Tenant a completed “Data Verification Checklist” with respect to Building 2 (as such term is defined in California Code of Regulations, Title 20, Division 2, Chapter 4, Article 9, Section 1681(b) (and pursuant to Public Resources Code Section 25402.10) pertaining to the Nonresidential Building Energy Use Disclosure Program (the “Energy Disclosure Program”). Throughout the Term, and promptly following Landlord’s written request, Tenant shall deliver to Landlord such information and/or documentation as Landlord reasonably requires and otherwise cooperate with Landlord (including, but not limited to, the execution of any reasonable documentation) to assist Landlord in its compliance with the Energy Disclosure Program, any successor or related statute(s) and/or code(s), and any other energy use disclosure requirements or programs required by Law.

(c) Tenant Utility Usage Data Reporting. If Tenant is billed directly by a utility company with respect to Tenant’s electricity and natural gas/propane usage data at the Leased Premises, then, promptly following Landlord’s written request, Tenant shall provide its monthly electricity and natural gas/propane usage data for the Leased Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity and natural gas/propane usage data with respect to the Leased Premises directly from the utility company.

5.5 Limitation Of Landlord’s Liability. Landlord shall not be liable to Tenant for injury to Tenant or any of the Tenant Parties, damage to the property of Tenant or any of the Tenant Parties, or loss of business or profits by any of the Tenant Parties, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord’s failure to provide security services or systems within the Property for the protection of the Leased Premises, Building 2 or the Common Areas, or the protection of the property of Tenant or any of the Tenant Parties, or (ii) Landlord’s breach of its obligation to perform any maintenance or repairs to the Leased Premises, Building 2, the Common Areas or the Property which it is required under Paragraph 5.1(b) above to perform, until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs; provided, however, that Tenant’s rent obligations shall equitably abate to the extent Tenant is unable to use the Leased Premises for the Permitted Uses during the period of repair and same is caused by Landlord’s breach, (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, Building 2, the Common Areas or the Property from whatever cause (other than Landlord’s gross negligence or willful misconduct, in which case Tenant’s rent obligations shall equitably abate to the extent Tenant is unable to use the Leased Premises for the Permitted Uses during the period of such failure, interruption, rationing or other curtailment caused by Landlord’s gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

ARTICLE 6

ALTERATIONS AND IMPROVEMENTS

6.1 By Tenant. This Paragraph 6.1 does not relate to the Tenant Improvements installed in accordance with and pursuant to the Work Letter, but to alterations, modifications, and improvements made after the date the Tenant Improvements are substantially completed. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord’s sole discretion as to alterations, modifications, and improvements which affect the Building 2 structure or materially affect the Building 2 systems, and otherwise such approval shall not be unreasonably withheld, conditioned or delayed. In the event Landlord fails to respond to any such request within ten (10) days, then Tenant may resubmit the request to Landlord with a cover letter stating “LANDLORD’S FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN THE DEEMED CONSENT TO SUCH ALTERATION” in all capital letters and in bold face type. In the event Landlord thereafter fails to respond to such second request by the date which is five (5) business days following the second notice, then Landlord shall be deemed to have approved such alterations and to have waived its right to require such Alteration to be removed upon the expiration or earlier termination of this Lease. Tenant’s written request shall also contain a request for Landlord to identify any Non-Standard Office Improvements and elect whether or not it will require Tenant to remove such Non-Standard Office Improvements at the expiration or earlier termination of this Lease. If such additional request is not included by Tenant, Landlord may make such election at the expiration or earlier termination of this Lease (and for purposes of Tenant’s removal obligations set forth in Paragraph 2.6 above, Landlord shall be deemed to have made the election at the time the alterations, modifications or improvements were completed). As used herein, “Non-Standard Office Improvements” shall mean alterations, modifications, and improvements that (i) affect the Building 2 structure, (ii) are other than typical leasehold improvements for office tenants in Building 2 or in buildings similar to Building 2 in the area in which the Property is located, or (iii) in Landlord’s reasonable judgment would materially increase Landlord’s cost of preparing the Premises for another tenant (such as, without limitation, interior staircases). All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed general contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and Restrictions and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) any and all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9.

Notwithstanding the foregoing, Tenant, without Landlord’s prior written consent, shall be permitted to make non-structural alterations to the Leased Premises which do not affect Building systems and are not visible from outside the Leased Premises, provided that (a) such alterations do not exceed $100,000 individually or in a series of related projects, (b) Tenant shall timely provide Landlord the notice required pursuant to Paragraph 4.9 above, (c) Tenant shall have secured the approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for such alterations, and shall provide copies of such approvals and permits to Landlord prior to commencing any work with respect to such alterations, and (d) Tenant shall notify Landlord in writing within thirty (30) days of completion of the alteration and deliver to Landlord a set of the plans and specifications therefor, either “as built” or marked to show construction changes made; such alterations complying with the foregoing conditions need not be removed by Tenant at the expiration of the Lease Term.

6.2 Ownership Of Improvements. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term, and Tenant hereby covenants and agrees not to grant a security interest in any such items to any party other than Landlord. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Tenant is required to remove any of such modifications, alterations or improvements in accordance with the provisions of Paragraph 2.6 or Paragraph 6.1, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, HVAC fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3 Alterations Required By Law.

(a) Tenant at its sole cost shall make all modifications, alterations and improvements to the Leased Premises and Building 2 that are required by any Law because of (i) Tenant’s particular use or occupancy of the Leased Premises, Building 2, the Common Areas or the Property, (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any modifications, alterations or improvements to or within the Leased Premises.

(b) If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to any portion of Building 2 or the Property, and the same is not Landlord’s responsibility pursuant to subparagraph (c) below nor Tenant’s responsibility pursuant to subparagraph (a) above, or Paragraph 4.7, or any other provision of this Lease, then the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at the Standard Interest Rate, shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with GAAP, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

(c) Notwithstanding the foregoing, if such governmental authority requires Landlord to make any modifications, alterations or improvements to any portion of Building 2 or the Property due to such portion not being in compliance with all Laws and Restrictions applicable thereto as of the date the building permit was issued for Building 2, and such portion has not theretofore been altered by Tenant in a manner which affects the Building 2 structure or materially affects the Building 2 systems, then any cost or expense incurred by Landlord to correct any noncompliance shall not constitute a Property Maintenance Cost hereunder.

6.4 Liens. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or any of the Tenant Parties relating to the Property. If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within the earlier of (a) thirty (30) days after the same has been recorded, and (b) ten (10) business days after written notice from Landlord. Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease.

ARTICLE 7

ASSIGNMENT AND SUBLETTING BY TENANT

7.1 By Tenant. Except as otherwise provided in this Article 7, Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, or permit the occupancy of the Premises by other than Tenant, whether voluntarily or by operation of Law, without Landlord’s prior written consent which shall not be unreasonably withheld, conditioned, or delayed. Any attempted subletting or assignment, or occupancy of the Leased Premises by other than Tenant, without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant’s interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

(a) the proposed assignee or sublessee is a governmental agency;

(b) in Landlord’s reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy other than for a Permitted Use, would entail any alterations which would lessen the value of the leasehold improvements in the Leased Premises, or would require increased services by Landlord, or an increase in parking such that the Parking Ratio would be exceeded;

(c) in Landlord’s reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

(d) the use of the Leased Premises by the proposed assignee or sublessee will violate any Law or Restriction or the proposed assignee or sublessee is not approved by Ground Lessor;

(e) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7; or

(f) Tenant is in default of any obligation of Tenant under this Lease, beyond all applicable notice and cure periods applicable thereto which are expressly set forth in the Lease.

7.2 Merger, Reorganization, or Sale of Assets.

(a) Notwithstanding any of the terms of this Article 7 to the contrary, Tenant may, upon notice to Landlord but without Landlord’s prior written consent, but in all cases subject to obtaining the consent of Ground Lessor if and to the extent required under the Ground Lease, sublet the Leased Premises or assign this Lease to (i) a subsidiary, affiliate, division, corporation, joint venture or other entity controlling, controlled by or under common control with Tenant, (ii) a successor entity resulting from a merger, consolidation, or nonbankruptcy reorganization by Tenant, or (iii) a purchaser of substantially all of Tenant’s assets or a controlling percentage of Tenant’s voting stock (hereinafter each a “Permitted Transfer” and the transferee, a “Permitted Transferee”); provided that the Permitted Transferee assumes in writing for the benefit of Landlord, this Lease and all of Tenant’s obligations under this Lease, and that in the case of (ii) or (iii) above, either (x) the Tenant as constituted immediately after the applicable Permitted Transfer has a net worth equal to or greater than that of Tenant as of the Effective Date of this Lease, or (y) a guarantor of the obligations of such Permitted Transferee which is reasonably acceptable to Landlord, and which has signed a guaranty in favor of Landlord in the form of Attachment 7.2 to this Lease, has a net worth equal to or greater than that of Tenant as of the Effective Date of this Lease. Tenant agrees that it shall be an Event of Default by Tenant under this Lease if such guarantor shall do any of the things described in any of Paragraphs 12.1(f) through 12.1(i) below. In all events, Tenant shall remain fully liable under this Lease.

(b) Tenant may permit space in the Leased Premises to be occupied by any one or more Strategic Partners (as hereinafter defined) without Landlord’s prior written consent, provided that the aggregate square feet of space occupied by all Strategic Partners at any point in time during the Lease Term is no more than twenty percent (20%) of the Leased Premises (a “Strategic Partner Transaction”). As used herein, a “Strategic Partner” shall mean a client, or individual or other entity which maintains an ongoing business relationship with Tenant or is a company or individual that is occupying such space as “incubator” space for purposes of starting a company.

7.3 Landlord’s Election. If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of taking any action with respect thereto. Once Tenant has identified a potential assignee or sublessee, Tenant shall notify Landlord, in writing, of its intent to so assign or sublet, at least ten (10) business days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee’s or sublessee’s intended use of the Leased Premises, current financial statements (including a certified balance sheet, income statement and statement of cash flow) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant’s compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused. During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. Tenant’s written request for consent may also contain a request in ALL CAPITALS BOLD FACE TYPE for Landlord to respond within ten (10) business days. If Tenant includes such a request, and Landlord fails to respond within ten (10) business days of receipt of such notice and the required information, the proposed assignment or subletting shall be deemed approved.

7.4 Conditions To Landlord’s Consent. If Landlord elects to consent or is deemed to have consented, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:

(a) Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

(b) Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased or assigned.

(c) Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

(d) Tenant having reimbursed to Landlord all reasonable out-of-pocket costs and reasonable attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment. Tenant shall be obligated to so reimburse Landlord whether or not such subletting or assignment is completed.

(e) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

(f) Ground Lessor having approved such requested assignment or subletting and the documents evidencing same.

(g) Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting as follows:

(i) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid at the time of the assignment by the assignee; or

(ii) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant’s assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid; or

(iii) If Tenant subleases the Leased Premises, that Tenant and Tenant’s sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals paid by such sublessee.

7.5 Assignment Consideration And Excess Rentals Defined. For purposes of this Article, including any amendment to this Article by way of addendum or other writing: (i) the term “assignment consideration” shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit as consideration for such assignment, without deduction for any costs or expenses except that Tenant may first recover any third party, market rate leasing commissions paid, and tenant improvement costs incurred, in connection with the assignment, and (ii) the term “excess rentals” shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit for the sublease of all or any part of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the portion subleased for the same period, without deduction for any costs or expenses except that Tenant may first recover third party, market rate leasing commissions paid, and tenant improvement costs incurred, in connection with the sublease. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.6 Payments. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7 Good Faith. The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant, which Tenant hereby makes, that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased (or services provided) generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith.

7.8 Effect Of Landlord’s Consent. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. No sub-subtenant shall have any right to assign its sublease or to further sublet any portion of the sublet premises or to permit any portion of the sublet premises to be used or occupied by any other party. No sub-sublease may be modified without Landlord’s prior written consent. No sub-sublease may be terminated by Tenant during any period that both (a) Tenant is in default under this Lease, and (b) the sub-subtenant is not in default under the applicable sub-sublease. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied), including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due

Landlord. During any period in which an Event of Default has occurred and remains uncured while a sub-sublease is in effect, Landlord may collect directly from the sub-sublessee all sums becoming due to Tenant under the sublease and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any sub-sublessee to make payments directly to Landlord upon notice from Landlord. No direct collection by Landlord from any sub-sublessee shall constitute a novation or release of Tenant or any guarantor, a consent to the sub-sublease or a waiver of the covenant prohibiting sub-subleases.

ARTICLE 8

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1 Limitation On Landlord’s Liability And Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and its partners, principals, members, managers, officers, agents, employees, lenders, attorneys, contractors, invitees, consultants, predecessors, successors and assigns (including without limitation prior and subsequent owners of the Property or portions thereof) (collectively, the “Landlord Indemnitees”) from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant or any of the Tenant Parties, any damage to the property of Tenant or any of the Tenant Parties, or any loss of business or profits or other financial loss of Tenant or any of the Tenant Parties resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, Building 2, the Property or the Common Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, Building 2 or the Leased Premises; (ii) the vandalism or forcible entry into Building 2 or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, Building 2 or the Leased Premises, (v) the existence of any design or construction defects within the Property, Building 2 or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, Building 2 or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord’s gross negligence, willful misconduct, or Landlord’s failure to perform an obligation expressly undertaken by Landlord pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

“A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor or released party.”

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2 Tenant’s Indemnification Of Landlord. Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against the Landlord Indemnitees with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from the use or occupancy of the Leased Premises by Tenant or any of the Tenant Parties, Building 2 or the Common Areas, or resulting from the activities of Tenant or any of the Tenant Parties in or about the Leased Premises, Building 2, the Common Areas or the Property, and Tenant shall indemnify and hold the Landlord Indemnitees harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the negligence or willful misconduct of Landlord. This indemnity agreement shall survive the expiration or sooner termination of this Lease.

8.3 Mutual Releases of Liability. With respect to the time period up to and including March 2, 2018 (i.e., the effective date of Amendment No. 3 to Subleases and Settlement Agreement referred to in Recital C above), Landlord and Tenant each unconditionally releases and discharges the other, and the other’s guarantors, predecessors, successors, assigns, subsidiaries, affiliates, partners, insurers, agents, employees, receivers, administrators, directors, members, shareholders, officers, and legal representatives from and against any and all past and present claims, actions, defenses, or liabilities, whether at law or in equity, that arise out of the issues that were theretofore in dispute under the Original Lease.

ARTICLE 9

INSURANCE

9.1 Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:

(a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(i) Commercial general liability insurance, written on ISO occurrence form CG 00 01 or equivalent, insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises, Building 2, the Common Areas or the Property, or resulting from Tenant’s activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant’s Required Liability Coverage (as set forth in Article 1), which insurance shall contain “blanket contractual liability” and “broad form property damage” endorsements insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease.

(ii) Fire and property damage insurance in “special form” coverage insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures, betterments, and improvements within the Leased Premises with coverage for the full actual replacement cost thereof. Such insurance shall not have a deductible in excess of $50,000;

(iii) Business income/extra expense insurance sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve (12) months;

(iv) Plate glass insurance, at actual replacement cost;

(v) Boiler and machinery insurance, to limits sufficient to restore Building 2. Such insurance shall not have a deductible in excess of $50,000;

(vi) Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages, if applicable) at the Leased Premises for not less than Tenant’s Required Liability Coverage (as set forth in Article 1). Additionally, if alcoholic beverages are sold, used, delivered, or stored on, in, or from the Leased Premises (which alcoholic beverages may only be sold, used, delivered, or stored if Tenant’s Permitted Use expressly so allows), Tenant shall maintain throughout the Lease Term at its expense, host liquor legal liability coverage with a combined single limit of not less than $1,000,000 per occurrence;

(vii) Workers’ compensation insurance (statutory coverage) with employer’s liability in amounts not less than $1,000,000 each accident, $1,000,000 each disease/each employee, and $1,000,000 each disease/policy limit, in all cases sufficient to comply with all laws; and

(viii) With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers’ compensation (to be carried by Tenant’s contractor), in an amount and with coverage reasonably satisfactory to Landlord; and

(ix) Auto liability insurance for its owned or leased automobiles, if any, and non-owned and hired or borrowed automobiles, with liability limits of $1,000,000 per occurrence.

(b) Each policy of liability insurance required to be carried by Tenant or Tenant’s contractor(s) pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraphs (a)(ii), (a)(iii), (a)(iv), (a)(vii), and (a)(ix) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall, with respect to insurance required by subparagraph (a)(ii) above, name Landlord, and such others as are designated by Landlord, as loss payees; (iii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iv) shall be in a form satisfactory to Landlord; (v) shall be carried with companies reasonably acceptable to Landlord with Best’s ratings of at least A and XI and which are licensed to transact business in California; (vi) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vii) shall contain a so-called “severability” or “cross liability” endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, managers, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, managers, officers, employees, agents and contractors.

(c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord’s Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord’s Lender, insurance broker, advisor or counsel reasonably deems adequate. In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as additional rent the cost of said insurance plus a ten percent (10%) administrative fee.

9.2 Landlord’s Insurance. With respect to insurance maintained by Landlord:

(a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to Building 2 with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord’s election but without any requirements on Landlord’s behalf to do so, (i) may be written in so-called “special form,” excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

(b) Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Ten Million Dollars ($10,000,000). Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

(c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent to carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3 Mutual Waiver Of Subrogation. Notwithstanding anything to the contrary contained in this Lease, Landlord (to the extent it is the party sustaining the loss) hereby releases Tenant and its respective partners, principals, members, officers, agents, employees, approved subtenants and servants, and Tenant (to the extent it is the party sustaining the loss) hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss (or which would have been covered had the party sustaining the loss carried the insurance it is obligated to carry under this Lease). The insurance policies carried by Landlord and Tenant, and the policies of each subtenant, licensee or other occupant of the Leased Premises, shall include a waiver of subrogation clause or endorsement denying to the insurer rights of subrogation against Landlord and such other parties. The provisions of this paragraph shall be deemed incorporated into each sublease, license, occupancy agreement or other agreement related to the Leased Premises to the extent necessary to achieve the result intended.

ARTICLE 10

DAMAGE TO LEASED PREMISES

10.1 Landlord’s Duty To Restore. If the Leased Premises, Building 2 or the Common Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, Building 2 or the Common Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord’s obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction.

10.2 Insurance Proceeds. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord’s property and Tenant’s property shall be made pursuant to Paragraph 6.2.

10.3 Landlord’s Right To Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

(a) Building 2 is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that time estimated to substantially complete the restoration exceeds twelve (12) months from the date such restoration is commenced, as shown by the Restoration Estimate (as defined in Paragraph 10.4 below);

(b) Building 2 is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease and the estimated cost to restore Building 2 exceeds $100,000.00; or

(c) Building 2 is damaged by any peril and, because of the Laws or Restrictions then in force, Building 2, if restored, cannot be used for the same use being made thereof before such damage.

10.4 Tenant’s Right To Terminate. If the Leased Premises, Building 2 or the Common Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then within forty-five (45) days of such casualty, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be complete (the “Restoration Estimate”). Tenant shall have the option to terminate this Lease (if Tenant is not then in default) in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within the specific time periods provided in subparagraphs (a) through (c) herein:

(a) If the time estimated to substantially complete the restoration exceeds twelve months from and after the date the restoration work is commenced, as shown by the Restoration Estimate, provided that such written notice is delivered within ten (10) business days after Tenant receives the Restoration Estimate from Landlord. In the event Tenant does not have a right of termination under this subparagraph (a), or has such a right but elects not to terminate, Landlord shall exercise diligent efforts to obtain the building permit required in order to commence the restoration work; or

(b) If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred eighty days from and after the date of such casualty, as shown by the Restoration Estimate, provided that such written notice is delivered within ten (10) business days after Tenant receives the Restoration Estimate from Landlord; or

(c) If the restoration is not completed within the later to occur of (i) twelve months from and after the date the restoration work is commenced, or (ii) the period set forth in Landlord’s Restoration Estimate (as such period shall be extended by such number of days of delay, if any, attributable to Tenant Delay or Force Majeure), provided that such written notice is delivered within ten (10) business days after the end of such period (as extended, if applicable).

10.5 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right To Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1933, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6 Abatement Of Rent. In the event of damage to the Leased Premises, Building 2, or the Common Area which does not result in the termination of this Lease, then effective upon the occurrence of the casualty, the Base Monthly Rent and Additional Rent shall be temporarily abated during the period of Landlord’s restoration of the Base Building Work and Tenant’s restoration of the Tenant Improvements (provided that such abatement period for Tenant’s restoration of the Tenant Improvements shall not exceed ninety (90) days following substantial completion of Landlord’s restoration work), in proportion to the degree to which Tenant’s use of the Leased Premises is impaired by such Casualty.

ARTICLE 11

CONDEMNATION

11.1 Tenant’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased

Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2 Landlord’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) fifty percent (50%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, or (iii) because of the Laws or Restrictions then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3 Restoration. If any part of the Leased Premises or Building 2 is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by Laws or Restrictions then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4 Temporary Taking. If the Leased Premises or any portion thereof is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date (as the same may be extended in the event that Tenant elects to exercise its right to renew this Lease pursuant to Article 15 below), this Lease shall remain in effect. If the Leased Premises or a portion thereof is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date (as the same may be extended in the event that Tenant elects to exercise its right to renew this Lease pursuant to Article 15 below), then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5 Division Of Condemnation Award. Any award made for any taking of the Property, Building 2, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6 Abatement Of Rent. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7 Taking Defined. The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

ARTICLE 12

DEFAULT AND REMEDIES

12.1 Events Of Tenant’s Default. Tenant shall be in default of its obligations under this Lease and an Event of Default shall have occurred if any of the following events occur:

(a) Tenant shall have failed to pay Base Monthly Rent or any recurring Additional Rent when due; provided that Tenant shall be entitled to receive written notice of late payment one time during each year of the Lease Term, and with respect to that one late payment, Tenant shall not be in default under this Paragraph 12.1(a) unless Tenant has failed to make the required payment within five (5) business days after such notice from Landlord. After the notice has been given, Landlord shall not be required to provide any further notices to Tenant in the same Lease year; or

(b) Tenant shall have failed to pay any non-recurring Additional Rent when due; provided that Tenant shall be entitled to receive written notice of late payment, and Tenant shall not be in default under this Paragraph 12.1(b) unless Tenant has failed to make the required payment within five (5) business days after such notice from Landlord; or

(c) Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or Building 2 or the Common Areas which is prohibited by the terms of this Lease or Tenant shall have failed to perform any term, covenant, or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) and such default is not cured within the shorter of (i) any specific time period expressly provided under this Lease for the performance of such term, covenant or condition, or (ii) thirty (30) days after written notice from Landlord to Tenant specifying the nature of such default and requesting Tenant to cure the same; or within such longer period as is reasonably required in the event such default is curable but not within such thirty (30) day period, provided such cure is promptly commenced within such thirty (30) day period and is thereafter diligently prosecuted to completion; or

(d) (i) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, or (ii) any guarantor shall have assigned or delegated its rights or obligations under the applicable guaranty without first obtaining Landlord’s written consent if and as required by the terms of the applicable guaranty, in either case (i) or (ii), whether voluntarily or by operation of law; or

(e) Tenant shall have abandoned the Leased Premises; or

(f) Tenant or any guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such guarantor) or any property or asset essential to the conduct of Tenant’s (or such guarantor’s) business, and Tenant (or such guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

(g) Tenant or any guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

(h) Tenant or any guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty days after its original entry; or

(i) Tenant or any guarantor of this Lease shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar law which does not require the prior entry of a decree or order; or

(j) Tenant shall have failed to comply with the requirements of the Ground Lease at all times or shall have conducted any activities which constitute a breach of the Ground Lease, in either case, within express notice and cure periods applicable to Tenant, if any, thereunder; or

(k) Tenant (or its affiliate) shall be in default of its obligations under any lease between Landlord (or its affiliate) and Tenant (or its affiliate) at the Property, but only to the extent Landlord and Tenant, or their respective affiliates, are parties to such leases at the time of the applicable default.

12.2 Landlord’s Remedies. In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

(a) Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Default Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b) Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim for damages therefor. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

(i) Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

(ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

(c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the Effective Date of this Lease.

(d) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the Default Interest Rate shall be used where permitted. Such damages shall include, without limitation:

(i) The worth at the time of the award of the unpaid rent which had been earned at the time of termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; plus

(iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) advertising costs and other expenses of reletting the Leased Premises; (iv) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (v) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vi) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default.

(e) Pursuant to California Code of Civil Procedure Section 1161.1, Landlord may accept a partial payment of Rent after serving a notice pursuant to California Code of Civil Procedure Section 1161, and may without further notice to the Tenant, commence and pursue an action to recover the difference between the amount demanded in that notice and the payment actually received. This acceptance of such a partial payment of Rent does not constitute a waiver of any rights, including any right the Landlord may have to recover possession of the Leased Premises. Further, Tenant agrees that any notice given by Landlord pursuant to Paragraph 12.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

12.3 Landlord’s Default And Tenant’s Remedies. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4 Limitation Of Tenant’s Recourse. Tenant’s sole recourse against Landlord shall be to Landlord’s interest in Building 2 and the Common Areas. If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in Building 2 and the Common Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

(a) No partner, manager, or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership or limited liability company and then only for that sole purpose);

(b) No service of process shall be made against any partner, manager, or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

(c) No writ of execution will ever be levied against the assets of any partner, manager, or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or manager or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

ARTICLE 13

GENERAL PROVISIONS

13.1 Taxes On Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Common Areas, improvements made by Landlord for Tenant’s use within the Leased Premises or the Common Areas, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, “Tenant’s Interest”). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, Building 2 or the Property, or if the assessed value of Building 2 or the Property is increased by the inclusion therein of a value placed upon Tenant’s Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant’s behalf and to invoice Tenant for the same, in either case whether before or after the expiration or earlier termination of the Lease Term. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2 Holding Over. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over for a period of sixty (60) days or less shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over. Without limiting the foregoing, in the event of a holding over, any rights of Landlord or obligations of Tenant set forth in this Lease and purporting to apply during the term of this Lease, shall nonetheless also be deemed to apply during any such hold over period. Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Leased Premises. Therefore, if Tenant fails to surrender the Leased Premises in the condition called for in Paragraph 2.6 above within sixty (60) days after the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants, resulting from such failure to surrender.

13.3 Subordination to Mortgages. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect Building 2 or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding the foregoing, Landlord shall obtain a Nondisturbance Agreement (as defined below) from its current lender, if applicable, simultaneously with Landlord’s execution and delivery hereof, which Nondisturbance Agreement may be combined with an agreement to effect the subordination provisions hereof, and which may be on such form as Landlord’s lender may require. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord’s ground leasing the land underlying Building 2 or the Property and/or encumbering Landlord’s interest in Building 2 or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees in such subordination agreement, in recordable form reasonably acceptable to Tenant, not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default under this Lease beyond the applicable cure periods, if any, expressly set forth in this Lease (a “Nondisturbance Agreement”). Tenant’s failure to execute and deliver such documents or instruments within ten (10) days after Landlord’s request therefor, if such failure is not cured within five (5) days after Tenant’s receipt of written notice of such failure, shall be a material default by Tenant under this Lease, and no further notice shall be required under Paragraph 12.1 or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such documents or instruments in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender, subject to the terms and conditions of this Paragraph 13.3.

13.4 Tenant’s Attornment Upon Foreclosure. Tenant shall attorn (i) to any purchaser of Building 2 or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering Building 2 or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering Building 2 or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying Building 2 or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease.

13.5 Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6 Estoppel Certificate. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate substantially in form attached as Exhibit D, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of Building 2 or the Property. Tenant’s failure to execute and deliver such estoppel certificate within ten (10) days after Landlord’s request therefor, if such failure is not cured within five (5) days after Tenant’s receipt of written notice of such failure, shall be a material default by Tenant under this Lease, and no further notice shall be required under Paragraph 12.1 or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of Building 2, the Property, or any interest in them. Upon request by Tenant from time to time, Landlord agrees to deliver a similar estoppel certificate to Tenant, revised for execution by a landlord.

13.7 Tenant’s Financial Information. Tenant shall, within ten business days after Landlord’s request therefor but not more frequently than once per Lease year except in connection with a prospective sale, assignment, refinancing, or recapitalization by Landlord or at any time that Tenant is in monetary or material non-monetary default, deliver to Landlord a copy of Tenant’s (and any guarantor’s) most recently prepared audited financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with GAAP), and any such other information reasonably requested by Landlord regarding Tenant’s financial condition so long as it is relevant to the business being conducted by Tenant and customarily prepared by Tenant in the ordinary course of business and made available to Tenant’s lenders or investors; provided, however, that as long as the common stock of Tenant (or its assigns permitted pursuant to this Lease or otherwise approved by Landlord in writing) is publicly-traded on a United States national stock exchange, and such information is available as part of Tenant’s or such Permitted Transferee’s 10-K or 10-Q report filings on the SEC’s Edgar website, and such materials are current per SEC filing requirements, then such requirement shall be fulfilled by such filings. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or assignee of this Lease or of the Ground Lease or any interest therein. Any such financial statement or other information shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 Transfer By Landlord. Landlord shall have the right to transfer its interest in the Ground Lease, this Lease, Building 2, the Property, or any portion thereof at any time after the Lease Commencement Date to any person or entity, without Tenant’s consent or approval. In the event that

Landlord desires to effect such a transfer prior to the Lease Commencement Date, Landlord must obtain Tenant’s consent (including deemed consent) thereto, unless the transfer is solely for the purpose of securing Landlord’s financing. Landlord shall, in such event, send a written request for consent to Tenant, which shall include pertinent financial and real estate experience information regarding the proposed assignee. Such consent shall not be unreasonably withheld, conditioned, or delayed. In the event Tenant fails to respond to any such request within five (5) days, then Landlord may resubmit the request to Tenant with a cover letter stating “TENANT’S FAILURE TO RESPOND WITHIN THREE (3) BUSINESS DAYS SHALL RESULT IN THE DEEMED CONSENT TO SUCH TRANSFER” in all capital letters and in bold face type. In the event Tenant thereafter fails to respond to such second request by the date which is three (3) business days following the second notice, then Tenant shall be deemed to have approved such transfer by Landlord. In the event of any such transfer (i.e., transfers not requiring Tenant’s consent or transfers to which Tenant has, or has been deemed to have, consented), the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for (i) the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, and (ii) repayment of any unapplied portion of the Security Deposit (upon transferring or crediting the same to the transferee), and (iii) the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in Building 2 or the Property.

13.9 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, delay in obtaining approvals, building permits and certificates of occupancy within normal time frames, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

13.10 Notices. Any notice required or permitted to be given under this Lease other than statutory notices shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, or (iii) sent by Federal Express or similar nationally recognized overnight courier service, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Landlord:	1050 Page Mill Road Property, LLC c/o Sand Hill Property Company 2600 El Camino Real, Suite 410 Palo Alto, California 94306 Attention: Asset Manager

with a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 44 Montgomery Street, 36th Floor San Francisco, California 94104 Attention: Paul Churchill

If to Tenant:	Applovin Corporation 1100 Page Mill Road Palo Alto, California 94304 Attention:

with a copy to:	Goodwin Procter LLP 53 State Street Boston, Massachusetts 02109 Attention: Eric Labbe

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery. Any notice required by statute and not waived in this Lease shall be given and deemed received in accordance with the applicable statute or as otherwise provided by law.

13.11 Attorneys’ Fees and Costs. In the event any party shall bring any action, arbitration, or other proceeding alleging a breach of any provision of this Lease, or a right to recover rent, to terminate this Lease, or to enforce, protect, interpret, determine, or establish any provision of this Lease or the rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and reasonable disbursements, made or incurred by the prevailing party.

13.12 Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

(a) Real Property Taxes. The term “Real Property Tax” or “Real Property Taxes” shall each mean Tenant’s Building Share (with respect to clause (i)) and Tenant’s Property Share (with respect to clauses (ii) and (iii) below) (each as hereinafter adjusted) of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are imposed, assessed, levied, or otherwise charged): (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against Landlord’s interest in Building 2 or this Lease, or the fixtures, equipment and other property of Landlord that is an integral part of Building 2 and located thereon, or Landlord’s business of owning, leasing or managing Building 2 or the gross receipts, income or rentals from Building 2, or based on the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at Building 2, or based on the number of persons employed by tenants of Building 2, the size (whether measured in area, volume, number of tenants or whatever) or the value of Building 2, or the type of use or uses conducted within Building 2, (ii) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property and/or the Common Areas (but without duplication of amounts payable on account of clause (i) above), and (iii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Common Areas, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) in the Common Areas (but without duplication of amounts payable on account of clause (i) above), and all costs and fees (including attorneys’ fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord’s business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease. Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources.

Additionally, at any time and from time to time during the Lease Term during which Tenant is leasing at least fifty percent (50%) of the leasable space at the Property, to the extent permitted pursuant to the Ground Lease, Tenant, at its cost, shall have the right to seek a reduction in or otherwise contest any Real Property Taxes by action or proceeding against the entity with authority to assess or impose the same. In order to ensure that there is not a duplication of effort, Tenant shall notify Landlord at least thirty (30) days prior to bringing or commencing any action with respect to such tax contest or reduction and if requested by Landlord, Tenant agrees not to bring or commence such action so long as Landlord is pursuing same. Landlord shall not be required to join in any proceeding or action brought by Tenant unless the provisions of applicable Laws require that such proceeding or action be brought by or in the name of Landlord, in which event Landlord shall join in such proceeding or action or permit it to be brought in Landlord’s name, provided that Tenant shall protect, indemnify, and hold Landlord free and harmless from and against any liability, cost or expense in connection with such proceeding or contest. Tenant shall continue, during the pendency of such proceeding or action, to pay the Real Property Taxes pursuant to this Paragraph 13.12(a). If Tenant is successful in such action or proceeding, Tenant shall be entitled to the benefit of the reduction in Real Property Taxes realized by Tenant in such contest or proceeding to the extent applicable to the Lease Term.

(b) Landlord’s Insurance Costs. The term “Landlord’s Insurance Costs” shall mean Tenant’s Property Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred): the costs to Landlord to carry and maintain the policies of fire and property damage insurance for Building 2 and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss. In the event any Landlord’s Insurance Cost relates solely to Building 2 and not to any other portion of the Property, then Tenant shall pay Tenant’s Building Share thereof. In the event the rentable square footage of the Leased Premises or Building 2 is changed, Tenant’s Building Share and Tenant’s Property Share (as applicable) shall be recalculated so that the aggregate Building Share of all tenants in Building 2 and Property Share of all tenants in the Property shall equal 100%.

(c) Property Maintenance Costs. The term “Property Maintenance Costs” shall mean:

(i) (A) professional management fees equal to 2.0% of Base Monthly Rent (paid to Landlord or its affiliate), plus (B) Tenant’s Building Share of all other costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving Building 2 and all parts thereof, including without limitation, (1) with respect to any such costs related solely to Building 2, the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term and (2) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving Building 2, such as repairing and resurfacing the exterior surfaces of Building 2 (including roofs), repairing and replacing structural parts of Building 2, and repairing and replacing, when necessary, electrical, plumbing, and HVAC systems serving Building 2; plus

(ii) without limitation or duplication of the foregoing, Tenant’s Property Share of all costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property (as opposed to just Building 2) and all parts thereof (excluding Building 2 and the Other Buildings); plus

(iii) without limitation or duplication of the foregoing, Tenant’s Property Share of all costs and expenses paid or incurred by Landlord for employee shuttles and other transportation management efforts at the Property.

Notwithstanding the foregoing provisions of this Paragraph 13.12(c), the following are specifically excluded from the definition of Property Maintenance Costs and Tenant shall have no obligation to pay directly or reimburse Landlord for all or any portion of the following except to the extent any of the following are caused by the actions or inactions of Tenant or any of the Tenant Parties, or result from the failure of Tenant or any of the Tenant Parties to comply with the terms of this Lease or the Ground Lease: (i) costs incurred because Landlord actually violated any Laws, Restrictions, or the terms and conditions of this Lease or any other lease for premises at the Property, if any; (ii) legal and auditing fees, leasing commissions, advertising expenses, and other costs incurred in connection with the leasing of the Property; (iii) depreciation of Building 2 or any other improvements situated within the Property; (iv) any items for which Landlord is actually reimbursed by warranty or by insurance or by direct reimbursement by Tenant or any other party, or for which Landlord would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease; (v) any interest or payments on any financing for Building 2 or the Property, interest and penalties incurred as a result of Landlord’s late payment of any invoice (except to the extent resulting from Tenant’s failure to timely pay Property Operating Expenses to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves of any kind; (vii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Property to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; or any costs included in Property Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (viii) any fixed rent payments under the Ground Lease or any other master lease; (ix) costs incurred in the investigation and/or remediation of Hazardous Materials which either existed on the Property on the Commencement Date or not brought onto the Property by Tenant or any of the Tenant Parties, (x) costs caused by defective construction of Base Building Work by Landlord, or failure of Landlord’s construction of the Base Building Work to comply with applicable Laws when constructed, (xi) costs incurred in connection with the original construction of the Base Building Work (except as otherwise provided in Paragraph 5.4(a) above); (xii) costs of the design and construction of tenant improvements to the premises of other tenants or other occupants and the amount of any allowances or credits paid to or granted to tenants or other occupants for any such design or construction; (xiii) marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing of Building 2; (xiv) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Property, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Property, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and any property management company, or between Landlord and other tenants or occupants; (xv) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Property unless such wages and benefits are prorated to reflect time spent on operating and managing the Property vis-à-vis time spent on matters unrelated to operating and managing the Property; (xvi) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants or other occupants in Building 2 or incurred in constructing, renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of Building 2; (xvii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by or on behalf of the Landlord; (xviii) all items and services for which Tenant or any other tenant in the Property is obligated to reimburse Landlord, or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement; (xix) electric power costs or costs for other utilities for which any tenant (including Tenant) directly contracts with a public service company; (xx) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art; (xxi) any costs expressly excluded from Property Operating Expenses elsewhere in this Lease; and (xxiii) rent for any office space occupied by property management personnel.

(d) Property Operating Expenses. The term “Property Operating Expenses” shall mean and include all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all Property Maintenance Costs.

(e) Law. The term “Law” or “Laws” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, code, administrative order, condition of approval, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, Building 2 or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district). Except to the extent otherwise expressly provided in this Lease, to the extent any Law or Restriction places limits on Building 2 or any portion thereof, or on the Property or any portion thereof, such limits shall be equitably allocated to the Leased Premises pro rata in the same proportion that the rentable square footage of the Leased Premises bears to the rentable square footage of the applicable Building or portion thereof, or the Property or portion thereof, as applicable.

(f) Lender. The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

(g) Rent. The term “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.

(h) Restrictions. The term “Restrictions” shall mean the covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, Building 2, the Leased Premises, or the Common Areas as of the Effective Date

of this Lease and any future covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments which (i) are created or caused by an act or neglect or Tenant, or (ii) are consented to in writing by Tenant, which consent shall not be unreasonably withheld, or (iii) are imposed by the Ground Lessor or another governmental or quasi-governmental (e.g., assessment district) entity with the power to impose same, or (iv) do not materially interfere with the use or occupancy of the Leased Premises for the conduct of Tenant’s business, materially increase Tenant’s costs under this Lease or in connection with the use and occupancy of the Leased Premises.

13.13 General Waivers. One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term “party” shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. If this Lease is signed by an individual “doing business as “ or “dba” another person or entity or entity name, the individual who signs this Lease will be deemed to be the Tenant hereunder for all purposes. Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, or a binding agreement of any kind, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant, and prior to such mutual execution and delivery, neither party shall have any obligation to negotiate and may discontinue discussions and negotiations at any time for any reason or no reason. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The headings and captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms “must,” “shall,” “will,” and “agree” are mandatory. The term “may” is permissive. The term “governmental agency” or “governmental authority” or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties having enforcement rights under any Restrictions. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord’s consent is required hereunder, the consent of the Ground Lessor and/or any Lender shall also be required to the extent the same is required by the terms of the Ground Lease or the applicable loan documents. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including the Tenant Parties, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease. In no event shall either Landlord or Tenant be liable to the other under any theory of tort, contract, strict liability or other legal or equitable theory for any exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not any party has been advised of the possibility of such damages; provided, however that the foregoing shall not apply to Tenant’s failure to comply with the provisions of Paragraph 13.2 above.

13.15 Patriot Act Compliance. Tenant acknowledges that Tenant and certain affiliates of Tenant are subject to, and to Tenant’s knowledge, are in compliance with applicable United States laws and regulations relating to anti-money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) and the Bank Secrecy Act, as amended by the Patriot Act (the “BSA”), and the sanctions regimes administered by the U.S. Treasury Department’s Office of Foreign Assets Control (collectively, the “U.S. AML Laws and Regulations”). Tenant represents and warrants that, in order to facilitate compliance with U.S. AML Laws and Regulations, a written anti-money laundering prevention program reasonably designed to comply with the requirements of U.S. AML Laws and Regulations has been developed and implemented with respect to Tenant.

ARTICLE 14

LEGAL AUTHORITY; BROKERS; AND ENTIRE AGREEMENT

14.1 Legal Authority.

(a) Tenant represents and warrants that (i) Tenant is validly formed and duly authorized and existing, (ii) Tenant is qualified to do business in the state in which the Leased Premises are located, (iii) Tenant has the full right and legal authority to enter into this Lease, and (iv) that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. Tenant shall, simultaneously with the execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease.

(b) Landlord represents and warrants that (i) Landlord is validly formed and duly authorized and existing, (ii) Landlord is qualified to do business in the state in which the Leased Premises are located, (iii) Landlord has the full right and legal authority to enter into this Lease, and (iv) that each individual executing this Lease on behalf of Landlord is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with its terms. Landlord shall, simultaneously with the execution of this Lease, deliver to Tenant a certified copy of the written consent of its members authorizing or ratifying the execution of this Lease.

14.2 Brokerage Commissions.

(a) Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease. Notwithstanding any provision of this Lease to the contrary, nothing in this Lease shall obligate Landlord to pay any leasing commission or compensation of any kind or type in connection with an extension of the term of this Lease, an expansion of the Leased Premises, a lease or sublease of any other premises leased by Tenant pursuant to any right of first offer or right of first refusal or other similar right granted to Tenant.

(b) Landlord represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Tenant harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Landlord’s agreement or promise (implied or otherwise) to pay (or to have Tenant pay) such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease. Landlord shall pay all fees and commissions to the Brokers when, as, and if the same are earned and payable pursuant to the terms of a separate written agreements entered into by Landlord and such Brokers.

14.3 Entire Agreement. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 Landlord’s Representations. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, Building 2 or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises or Building 2, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any exhibit attached hereto.

ARTICLE 15

OPTIONS TO EXTEND

15.1 Options to Extend. So long as Applovin Corporation or a Permitted Transferee is the Tenant hereunder and subject to the conditions set forth in subparagraphs (a) and (b) below, Tenant shall have two options to extend the term of this Lease with respect to the entirety of the Leased Premises, the first for a period of five (5) years from the expiration of the initial, unextended Lease Term (the “First Extension Period”), and the second (the “Second Extension Period”) for a period of five years from the expiration of the First Extension Period, subject to the following conditions:

(a) Each option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than twelve (12) months nor less than six (6) months prior to the expiration of the initial, unextended Lease Term or the expiration of the First Extension Period, as applicable;

(b) Anything herein to the contrary notwithstanding, if Tenant is in default under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises either extension option or on the commencement date of the First Extension Period or the Second Extension Period, as applicable, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon notice to Tenant. The foregoing shall not be read to prevent Tenant from curing the applicable default and then exercising the applicable extension option once the default is cured if such cure is completed within the applicable cure period, if any, expressly set forth in this Lease. In addition, if Tenant is in default at the time it attempts to exercise an option to extend, and (i) Tenant had not theretofore received notice of such default from Landlord, and (ii) because of the date of exercise, would not have enough time to cure the default and still be able to exercise the option, but would have had enough time to do so had Landlord provided prompt written notice of such default after learning of same, then Tenant shall be entitled to notice of such default from Landlord and shall have the cure period, if any, allotted therefor in Paragraph 12.1 above within which to cure such default, and then a period of five (5) business days within which to exercise the applicable extension option.

15.2 Fair Market Rent. In the event the applicable option is exercised in a timely fashion, the Lease shall be extended for the term of the applicable extension period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for each extension period shall be 100% of the Fair Market Rent” for the Leased Premises, increased as set forth below. For purposes hereof, “Fair Market Rent” shall be the initial Base Monthly Rent for each extension period and any escalations thereto, as determined with reference to the then-prevailing rates for recently negotiated office leases in similar Class A office buildings in the City of Palo Alto, pursuant to the process described below.

15.3 Tenant’s Election. Within thirty (30) days after receipt of Tenant’s notice of exercise, Landlord shall notify Tenant in writing of Landlord’s estimate of the Base Monthly Rent for the applicable extension period, based on the provisions of Paragraph 15.2 above. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord’s statement of Base Monthly Rent as the Base Monthly Rent for the applicable extension period; or (ii) elect to arbitrate Landlord’s estimate of Fair Market Rent which was the basis for Landlord’s determination of Base Monthly Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to require arbitration of Fair Market Rent within such 30 day period shall constitute acceptance of the Base Monthly Rent for the applicable extension period as calculated by Landlord. If Tenant elects arbitration, the arbitration shall be concluded within 90 days after the date of Tenant’s election, subject to extension for an additional 30 day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

15.4 Rent Arbitration. In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in Santa Clara County in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

(a) Tenant shall make demand for arbitration in writing within thirty (30) days after service of Landlord’s determination of Fair Market Rent given under Paragraph 15.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar Class A office space in Palo Alto who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

(b) In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed determine the Fair Market Rent. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15 day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a). In the event they are unable to agree upon such appointment within seven days after expiration of such 15 day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the California Superior Court having jurisdiction over the County of Santa Clara, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

(c) Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within 15 days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

(d) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

(e) The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

ARTICLE 16

TELECOMMUNICATIONS

16.1 Telecommunications. Notwithstanding any other provision of this Lease to the contrary:

(i) Landlord shall have no responsibility for providing to Tenant any telephone or other telecommunications equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises; and

(ii) Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

LANDLORD: 1050 PAGE MILL ROAD PROPERTY, LLC, a Delaware limited liability company

Dated: February 18, 2021	By:	/s/ Peter Pau
a Manager
its Manager

TENANT: APPLOVIN CORPORATION, a Delaware corporation

Dated: January 21, 2021	By:	/s/ Herald Chen
	Title:	President/CFO

Dated: January 21, 2021	By:	/s/ Victoria Valenzuela
	Title:	Chief Legal Officer

ATTACHMENT 4.15

GROUND LEASE DOCUMENTS

Exhibit A

EXHIBIT A

SITE PLAN

Building 3-
1200 Page Mill
Building 4 -
1250 Page Mill
Building 1 -
1000 Page Mill
BUILDING 3
New Office Building
2 Stories
Basement Garage
BUILDING 4
New Office Building
2 Stories
Basement Garage
BUILDING 1
BUILDING 2
New Office Building
2 Stories
Basement Garage
New Office Building
2 Stories
Basement Garage
Building 2-
1100 Page Mill
Please see Sheet A 1.1 for dimensions & detail.

Exhibit A

EXHIBIT B

WORK LETTER

THIS WORK LETTER (“Work Letter”) sets forth the agreement of Landlord and Tenant with respect to the improvements to be constructed in the Leased Premises, as defined in the Lease to which this Work Letter is attached as an exhibit. In the event of any inconsistency between the terms of this Work Letter and the terms of the Lease, the terms of the Lease shall control. All defined terms used herein shall have the meanings set forth in the Lease, unless otherwise defined in this Work Letter.

The parties acknowledge and agree that (a) the Lease is an amendment and restatement of the Original Lease, (b) this Work Letter has been updated to include the changes made by the parties to the Work Letter attached to the Original Lease, (c) without limitation on any warranties or covenants intended by the parties to be of a continuing nature, Landlord and Tenant have performed their respective construction and payment obligations under this Work Letter, and (iv) this Work Letter has not been updated to reflect the current, completed state of construction, and is being attached mainly for reference purposes.

1. Base Building Work.

(a) Base Building Design Documents. Landlord, at Landlord’s sole cost and expense, shall perform the base building work (“Base Building Work”) required in order to construct the shell and core of a Class A office building containing approximately 72,812 rentable square feet of space. The description of the Base Building Work is set forth on Schedule A-1. The Base Building Work will include only the elements shown in Column 1 on the Base Building Work Matrix attached hereto as Schedule A-2, and without limitation will not include the elements shown in Column 2 thereon. Landlord’s preliminary site plan and building plans are shown on Schedule A-3. Schedules A-1, A-2, and A-3 are hereinafter referred to collectively as the “Base Building Design Documents.”

(b) Tenant-Requested Changes. Tenant shall be entitled to review the Base Building Design Documents under subparagraph (a) above as they are further developed from the preliminary stages through construction documents but:

(i) Such review shall be limited to matters within Tenant’s Scope of Review. As used herein, “Tenant’s Scope of Review” shall be limited to those aspects of any iteration of the Base Building Design Documents which (A) relate to a material change to the dimensions or layout of the interior core areas including staircases, or a change in the placement, orientation, and quantity of the interior elements of the Base Building Work from the Base Building Design Documents or any previous iteration of the Base Building Design Documents that would materially adversely impact the utility or quality of the Tenant Improvements (as defined in Paragraph 2 below), or (B) fail to comply with applicable Laws and Restrictions relating to the Base Building Work, or (C) contain any material errors or internal inconsistencies. Any change requested by Tenant that is not within Tenant’s Scope of Review shall constitute a “Tenant-Requested Change”. Each Tenant-Requested Change shall (x) be in writing delivered to Landlord and (y) be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall respond to such Tenant-Requested Change within ten (10) business days after receipt thereof. If Landlord approves the proposed Tenant-Requested Change, Landlord will notify Tenant by delivering a change order proposal setting forth the estimated cost of such Tenant-Requested Change and the estimated additional time in completing the Base Building Work that would be caused by such Tenant-Requested Change. Landlord agrees that the contractor fee percentage charged by Landlord’s Contractor (as defined below) shall not increase over such percentage otherwise applicable to the Base Building Work. Tenant will approve or disapprove the change order proposal within

Exhibit B

five (5) business days after receipt thereof. If Tenant so approves, the Base Building Design Documents (including the Approved Base Building Construction Documents, as defined in subparagraph (d) below if the same have previously been completed) shall be revised to reflect such Tenant-Requested Change. If Tenant fails to approve the change order proposal within five (5) business days after delivery thereof by Landlord, Tenant will be deemed to have withdrawn the proposed Tenant-Requested Change. Any delay in performing the Base Building Work arising from any Tenant-Requested Change shall constitute Tenant Delay.

(ii) The incremental additional costs incurred by Landlord in considering and/or implementing any Tenant-Requested Change, including, without limitation, additional design and construction costs, and additional real estate taxes, interest and other financing expenses and other soft costs incurred by Landlord as a result of a delay in the date that the Leased Premises are delivered to Tenant in the Required Delivery Condition, as defined in Paragraph 1(d) below (the “Tenant-Requested Changes Amount”), as determined by Landlord’s general contractor (“Landlord’s Contractor”) shall be paid by Tenant to Landlord

(c) Landlord-Permitted Changes. In connection with the design and performance of the Base Building Work, Landlord may:

(i) make changes to the exterior of Building 2 and the outline and footprint of Building 2, as well as the placement of structural, elevator, staircases, and restroom elements (provided that (x) the dimensions and architectural elements, and the use and proportions of materials of the exterior of Building 2, as well as the configuration of the core elements, shall be generally consistent with Schedule A-1, and (y) and which shall not materially adversely impact the utility or quality of the Tenant Improvements as shown on the plans and specifications for the Tenant Improvements, if any, previously reviewed and approved by Landlord pursuant to Paragraph 2 below);

(ii) make changes to the Base Building Design Documents as are required by any governmental authority, including, without limitation, any changes required to achieve the Required Delivery Condition; and

(iii) make non-material changes that are required to address a circumstance arising during construction which was not foreseen at the time of the finalization of the Approved Base Building Construction Documents (as defined below). Landlord shall endeavor to give Tenant notice of any such changes promptly after becoming aware of same.

If Landlord desires to make any substitution and/or change within Tenant’s Scope of Review which does not constitute a Landlord-Permitted Change, Landlord shall first be required to obtain Tenant’s consent to such substitution and/or change; provided that Tenant’s consent to such substitution and/or change shall not be unreasonably withheld, conditioned or delayed. Tenant shall be deemed to have granted its consent to any such substitution and/or change if Tenant fails to deliver within five (5) business days following Landlord’s notice of the proposed substitution and/or change, written notice to Landlord objecting to the proposed substitution and/or change which notice specifies in reasonable detail the specific elements of the proposed substitution and/or change that Tenant asserts (x) do not constitute a Landlord Permitted Change and (y) are within Tenant’s Scope of Review, and (z) are objectionable and the reasons why.

(d) Required Delivery Condition. Landlord shall construct the Base Building Work as described on and substantially in accordance with the construction drawings and specifications therefor developed by Landlord in accordance with this Work Letter and approved by the City of Palo Alto (the “Approved Base Building Construction Documents”), in compliance with this Work Letter, the Lease, and all applicable Laws and Restrictions. Landlord shall commence construction of the Base Building

Exhibit B

Work as soon as reasonably practicable after issuance of all necessary governmental permits and approvals, and shall diligently pursue construction of the Base Building Work to completion. Landlord shall be deemed to have achieved the “Required Delivery Condition” for the Base Building Work when (i) such Base Building Work and the Initial Common Area (as defined in the Lease) have been substantially completed in accordance with the Approved Base Building Construction Documents, which shall be evidenced by an inspection or its equivalent by the appropriate governmental authority, including issuance of a temporary certificate of occupancy for the building shell, if applicable, or any final “sign-off” by all required governmental authorities, to the extent any of the foregoing are obtainable or achievable prior to Tenant’s completion of any Tenant Improvements that Tenant has not yet at such time completed, it being acknowledged that a final certificate of occupancy cannot be obtained until substantial completion of the Tenant Improvements, (ii) the only items of the Base Building Work within Building 2 remaining to be completed by Landlord are those that can be completed within thirty (30) days (unless completion is dependent upon Tenant completing portions of the Tenant Improvements) and do not materially affect Tenant’s ability to complete the Tenant Improvements, (iii) Landlord’s architect has certified that the Base Building Work has been substantially completed in accordance with the Approved Base Building Construction Documents therefor, (iv) all utilities included in the Base Building Work have been installed in accordance with the Approved Base Building Construction Documents, to the extent they could be installed prior to Tenant’s completion of any Tenant Improvements that Tenant has not yet at such time completed, and (iv) all incomplete or defective construction in the Base Building Work which would materially interfere with or impede construction and installation of the Tenant Improvements has been remedied and repaired. If achievement of the Required Delivery Condition is delayed due to Tenant Delay, then the Required Delivery Condition shall be deemed to have been achieved as of the date that the Required Delivery Condition would have been achieved but for such Tenant Delay.

(e) Warranty Claims. Following completion of the Base Building Work, Landlord shall make available to Tenant, on a non-exclusive basis, (i) any correction obligations or warranties provided by Landlord’s Contractor on the Base Building Work (including, without limitation, the obligation of Landlord’s Contractor to timely and diligently correct any defective or non-conforming work) and (ii) all extended warranties for the components and equipment included within the Base Building Work to the extent Tenant is responsible for the maintenance and repair thereof; provided, however, that notwithstanding the foregoing, Landlord shall be responsible for the correction of defective or nonconforming services, construction, work, materials or equipment provided or performed by the parties engaged to design, procure, construct and/or perform the Base Building Work provided that Tenant shall notify Landlord in writing of any such defective or nonconforming matters within eleven (11) months after the Lease Commencement Date. Landlord agrees either to cause its construction contract with Landlord’s Contractor to contain a right to assign such obligations and warranties, or to obtain a consent to such assignment substantially in the form of Exhibit B attached hereto (but relating to Landlord’s Contractor rather than the Tenant Improvement Contractor).

2. Tenant Improvements. Tenant shall construct, furnish or install all improvements, equipment or fixtures, that are necessary for Tenant’s use and occupancy of the entirety of the Leased Premises (collectively, the “Tenant Improvements”). Tenant shall complete construction of the Tenant Improvements for the entirety of the Leased Premises. Tenant will engage a consultant reasonably approved by Landlord to manage the design and construction of the Tenant Improvements (“Tenant Improvement Project Manager”). Tenant shall cause all drawings and specifications for the Tenant Improvements to be prepared by an architect selected by Tenant and reasonably approved by Landlord (“Tenant Improvement Architect”) and to be constructed by a general contractor licensed in California, selected by Tenant, and reasonably approved by Landlord (“Tenant Improvement Contractor”). Landlord shall not withhold its approval of any general contractor on the basis of non-union status. Landlord’s prior written consent, which shall not be unreasonably withheld, shall be required if Tenant

Exhibit B

desires to change its Tenant Improvement Architect, Tenant Improvement Contractor or Tenant Improvement Project Manager. Tenant shall furnish to Landlord a copy of the executed contracts between Tenant and Tenant Improvement Architect, and Tenant and Tenant Improvement Contractor, covering all of Tenant’s obligations under this Work Letter. In the event Landlord and Tenant hire the same general contractor, such general contractor will sign one contract with the Landlord for the Base Building Work and applicable on-site and off-site work, and a second contract with Tenant to build the Tenant Improvements. In the event Landlord and Tenant hire different general contractors, each party shall cause its general contractor to cooperate with the other party’s general contractor in facilitating the concurrent construction of the Tenant Improvements and Base Building Work. Landlord will not provide services or charge fees for any administrative, supervisory, or other tasks associated with the construction of the Tenant Improvements and Tenant move-in.

The Tenant Improvements shall comply with all of the following: (a) any water-using fixtures that Tenant installs must meet the following requirements: (i) water closets: 1.28 gpf, (ii) urinal: 0.125 gpf, (iii) lavatory faucet: metered faucet 0.5 gpm on 12 second cycle or 0.1 gpc, (iv) kitchen / break-room faucet: 1.25gpm max, and (e) showerhead: must not exceed 1.5 gpm; (b) Tenant-provided supplemental cooling equipment, if any, must not use CFC-based refrigerants and must minimize or eliminate the emission of compounds that contribute to ozone depletion and climate change, in accordance with the requirements of LEED credit EAc4 Enhanced Refrigerant Management; (c) any additional air handling units installed as part of Tenant’s scope must employ MERV 13 filters; (d) any rooms built by Tenant that house chemicals (including janitorial closets) must have deck-to-deck partitions, return air ducts directly vented to the outside and not recirculated, be negatively pressurized and have doors on self-closers; (e) Tenant must use or replace 10’ walk-off mats at every regularly used entrance/exit at the end of the core-and-shell construction; (f) Tenant’s actual space plan must comply with the requirements for EQc2, Increased Ventilation, which require that breathing-zone outdoor air ventilation rates for occupied spaces exceed ASHRAE 62.1-2007 by 30%; (g) Tenant shall install CO2 monitors within all densely occupied spaces (those with a design occupant density of 25 people or more per 1,000 square feet). CO2 monitors must be installed between 3 to 6 feet above the floor. Tenant shall configure CO2 monitors to generate an alarm when the CO2 levels vary by 10% or more from the design values via a building management system alarm to the building engineer; (h) Tenant’s lighting power density for installed and permanently wired light fixtures and associated lamps and bulbs shall have a weighted average that shall not exceed the 0.65 W/rsf; (i) if Tenant selects and holds the contract for the janitorial services for its space, Tenant shall hire a janitorial company that can meet the requirements of LEED-Existing Buildings Operations and Maintenance (LEED-EBOM) v2009 credits EQp3 and EQc3.1, which requires the use of green cleaning chemicals, products and equipment; (j) if Tenant selects and holds the contract for the pest management services for its space and buildings, Tenant shall hire a pest management company that can meet the requirements of LEED-Existing Buildings Operations and Maintenance (LEED-EBOM) v2009 credits EQc3.6, Integrated Pest Management, which requires the use of notification protocols and least toxic pest control methods.

Notwithstanding any provision of the Lease or this Work Letter to the contrary, Landlord hereby confirms that Tenant shall have no obligation to actually achieve LEED Platinum standard for any interior space or common area that is the responsibility of Tenant, but the foregoing shall not diminish or affect Tenant’s obligations regarding specific materials, specifications, etc., set forth in this Work Letter (including the exhibits or schedules attached hereto).

Exhibit B

The Tenant Improvements shall be in conformity with drawings and specifications submitted to and approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed, and shall be performed in accordance with the following provisions:

Tenant Improvement Space Plans: Tenant shall prepare and submit to Landlord for its approval Tenant Improvement space plans (the “Tenant Improvement Space Plans”) in pdf and AutoCAD format. Within ten (10) business days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon. If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord. If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings within five (5) business days for consideration by Landlord. All revised drawings shall be submitted, with changes highlighted, to Landlord within five (5) business days following Landlord’s return to Tenant of the drawings originally submitted, and Landlord shall approve or disapprove such revised drawings within five (5) business days following receipt of the same. Landlord shall be provided with a copy of Tenant’s preliminary floor plan and associated CAD files as a condition to receiving reimbursement. Landlord shall indicate in its comments and approval of the Tenant Space Plans whether any element thereof will constitute Non-Standard Office Improvements that will be required to be removed upon the expiration or earlier termination of the Lease Term, provided that Landlord reserves its right to indicate such removal obligation with respect to later iterations of Tenant’s plans that Landlord determines constitute Non-Standard Office Improvements, to the extent such later iterations contain new improvements or contain modifications to or additional information concerning improvements shown in prior iterations of Tenant’s plans.

Tenant Improvement Design Development Plans: Tenant shall prepare and submit to Landlord for its approval Tenant Improvement design development plans (“Tenant Improvement Design Development Plans”). Within ten (10) business days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon. If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord. If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings within five (5) business days for consideration by Landlord. All revised drawings shall be submitted, with changes highlighted, to Landlord within five (5) business days following Landlord’s return to Tenant of the drawings originally submitted, and Landlord shall approve or disapprove such revised drawings within five (5) business days following receipt of the same.

Tenant Improvement Working Drawings: Tenant shall prepare and submit to Landlord for its approval Tenant Improvement working drawings (“Tenant Improvement Working Drawings”) in pdf format including mechanical, electrical, and plumbing plans. Within ten (10) business days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon. If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord. If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings within seven (7) business days for consideration by Landlord. Landlord shall approve or disapprove such revised drawings within five (5) business days following receipt of the same provided that all revisions from the prior draft reviewed by Landlord are indicated by shading or outlining.

Final Tenant Improvement Plans: Tenant shall submit the approved Tenant Improvement Working Drawings to the Palo Alto Building Department for a Tenant Improvement building permit prior to the commencement of such work. The Tenant Improvement Working Drawings as modified by the City of Palo Alto are defined herein as the “Final Tenant Improvement Plans.” Prior to commencing construction, Tenant shall deliver to Landlord a copy of the City of Palo Alto building permit for the Final Tenant Improvement Plans.

Exhibit B

Any material changes to the Final Tenant Improvement Plans shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed. Any material deviation in construction from the design specifications and criteria set forth in the Final Tenant Improvement Plans, other than as approved in writing by Landlord (such approval not to be unreasonably withheld or delayed), shall constitute a default for which Landlord may, within ten (10) business days after giving written notice to Tenant, elect to exercise the remedies available in the event of default under the provisions of this Lease, unless such default is cured within such ten (10) business day period, or, if the cure reasonably requires more than ten (10) business days, unless such default is cured as soon as reasonably practicable but in no event later than sixty (60) days after Landlord’s notice to Tenant. Only new materials shall be used in the construction of the Tenant Improvements.

Tenant acknowledges that it will engage the Tenant Improvement Architect, the Tenant Improvement Project Manager, and the Tenant Improvement Contractor, and shall be solely responsible for the actions and omissions of its architects, engineers, contractors, and project/construction managers and for any loss, liability, claim, cost, damage or expense suffered by Landlord or any other entity or person as a result of the acts or omissions of its architect, engineers or project/construction managers. Landlord’s approval of any of Tenant’s architects, engineers or project/construction managers and of any documents prepared by any of them shall not be for the benefit of Tenant or any third party, but shall simply permit Tenant to proceed with construction of the Tenant Improvements pursuant to such approved plans, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant’s architects, engineers or project/construction managers. Tenant shall indemnify and hold harmless Landlord from and against any and all losses, costs, damages, claims and liabilities arising from the actions or omissions of Tenant’s architects, engineers and project/construction managers.

The Tenant Improvements shall be constructed by Tenant Improvement Contractor substantially in accordance with the Final Tenant Improvement Plans, in compliance with all of the terms and conditions of this Work Letter, the Lease, and all applicable Laws and Restrictions. The Tenant Improvement Contractor shall obtain a builder’s risk policy of insurance and general liability insurance policy with excess umbrella coverage in an amount and form and issued by a carrier reasonably satisfactory to Landlord, and its subcontractors shall carry worker’s compensation insurance for their employees as required by law and general liability insurance policy with excess umbrella coverage in an amount and form and issued by a carrier reasonably satisfactory to Landlord. The builder’s risk policy and all other insurance required above shall name Landlord and its affiliates as an additional insured and shall not be cancelable without at least thirty (30) days’ prior written notice to Landlord.

Tenant shall notify Landlord of its intention to commence construction of the Tenant Improvements ten (10) days prior to commencement and shall again notify Landlord of actual commencement within one (1) business day thereafter, which commencement shall allow for Tenant’s Improvements to be completed no later than one hundred eighty (180) days after commencement, subject to any delays caused by Landlord’s delay in responding to plans. Landlord shall have the right to post in a conspicuous location on Building 2 or the Leased Premises, as well as record with the County of Santa Clara, a Notice of Nonresponsibility. Tenant shall provide Landlord with a copy of the City of Palo Alto building permit allowing for the construction of the Final Tenant Improvement Plans prior to commencement of construction of the Tenant Improvements.

Notwithstanding that Paragraph 2.3 of the Lease provides for Tenant being entitled to occupancy of the Leased Premises only four (4) weeks prior to the date then anticipated by Landlord to be the Lease

Exhibit B

Commencement Date, Landlord agrees to work with Tenant to develop a reasonable phasing plan that would permit the Tenant Improvement Contractor (and the mechanical, electrical, and plumbing subcontractors in particular) to gain access to the Leased Premises from time to time at logical intervals while the Base Building Work is being performed, in order to achieve efficiencies in constructing the Tenant Improvements, but designed so as to avoid any delay in the completion of the Base Building Work by Landlord. Tenant acknowledges and agrees that neither the Tenant Improvement Contractor nor any of the subcontractors shall be permitted access prior to Building 2 being watertight, that the timing of access to Building 2 and intervals and schedule for the Tenant Improvement Contractor and all subcontractors must be agreed upon in writing by Landlord and Tenant prior to such access being granted, and that Landlord is entitled to deny access if Landlord reasonably concludes that access at times proposed by Tenant could be expected to delay Landlord in achieving the Required Delivery Condition.

Tenant shall, and shall cause the Tenant Improvement Contractor to, use commercially reasonable efforts to cause construction of the Final Tenant Improvement Plans to be performed in as efficient a manner as is commercially reasonable. All work to be performed inside or outside of Building 2 shall be coordinated with Landlord. Tenant and the Tenant Improvement Contractor shall conduct their work and employ labor in such manner as to maintain harmonious labor relations. Tenant shall diligently pursue to completion, the construction of the Final Tenant Improvement Plans for the entirety of the Leased Premises.

Tenant, at Tenant’s sole cost and expense, shall clear debris resulting from the Tenant Improvement construction as necessary so as not to interfere with the construction of the Base Building Work. No trash, or other debris, or other waste may be deposited at any time outside Building 2 except in containers reasonably approved by Landlord. If so, Landlord may, after written notice to Tenant, remove it at Tenant’s expense, which expense shall equal the cost of removal plus ten percent (10%) of such costs as a management fee. Storage of Tenant Improvement construction materials, tools and equipment shall be coordinated with Landlord’s Contractor and be stored in the designated area allocated by the Landlord’s Contractor in its site utilization plan. Subject to Paragraph 9.3 of the Lease, Tenant shall reimburse Landlord on demand for the cost of repairing any damage to Building 2 caused by Tenant Improvement Contractor and its subcontractors during the construction of the Tenant Improvements. Upon completion of the Tenant Improvements, Tenant shall cause Building 2 and the Common Areas to be clean and free from construction debris resulting from Tenant’s Tenant Improvement construction. Tenant will ensure that the Tenant Improvement Contractor strictly adheres to the agreed upon schedule and does not cause any delays to Landlord’s construction schedule. Tenant and Tenant Improvement Contractor will ensure that labor-related issues do not impact the construction schedule of the Base Building Work by appropriately implementing approved procedures and, if necessary, placement of “dual gate” systems, etc., if there is a labor dispute.

Tenant shall submit to Landlord on or before taking occupancy of the Leased Premises for the purpose of conducting business, a Certificate of Substantial Completion, AIA Document G704, by its Tenant Improvement Architect for the Final Tenant Improvement Plans, a copy of all final inspection cards for the Tenant Improvements signed by the appropriate City of Palo Alto inspector and the Temporary Certificate of Occupancy from the City of Palo Alto.

Tenant shall submit to Landlord two CDs containing copies of all Tenant Improvement as-built plans and specifications, warranties, and operating manuals covering all of the work in the Final Tenant Improvement Plans.

Any minor work required for Tenant’s occupancy of the Leased Premises but not included in the Final Tenant Improvement Plans such as the procurement and installation of furniture, fixtures, equipment, interior artwork and signage, shall not require Landlord approval but shall be installed in a good and workmanlike manner by Tenant.

Exhibit B

3. Property Development Process Generally.

(a) Project Meetings. At Landlord’s request from time to time, most commonly after Tenant has requested a change pursuant to Paragraph 1(b)(i) above or when Landlord is seeking information or feedback from Tenant, Tenant Improvement Project Manager shall attend meetings to review the status of the construction of the Base Building Work (each, a “Project Meeting”). In this regard, Landlord will provide Tenant and Tenant’s Representative with reasonable advance notice (not less than 48 hours except in cases which Landlord in good faith believes to be emergencies) of such Project Meetings. Landlord agrees that once Tenant commences construction of the Tenant Improvements, coordination of the Base Building Work and the Tenant Improvement work will be an agenda item for at least one Project Meeting per month, and that Tenant, Tenant Improvement Project Manager, and Tenant Improvement Contractor will be entitled to attend same.

(b) Site Observation of Base Building Work. As a part of each Project Meeting during the period of construction of the Base Building Work, Tenant Improvement Project Manager may elect to observe the status of construction of the Base Building Work. Any such observation shall be conducted under the supervision of Landlord’s Contractor and shall be subject to Landlord’s Contractor’s site rules and safety requirements.

(c) Work Schedule; Milestones. Within seven (7) days after each Project Meeting, Landlord will update and provide to Tenant a then-current schedule showing the progress of completion of the Base Building Work, and whether the milestones set forth in the work schedule are likely to be completed on time. However, such schedule(s) and milestones will be provided to Tenant for information purposes only, and Tenant’s only rights and remedies with respect to Landlord missing deadlines are those termination rights set forth in Paragraphs 2.4(c)(i) and 2.4(c)(ii) of the Lease.

(d) Tenant Improvement Meetings. In order to provide Landlord with the opportunity to provide information or feedback to Tenant on various aspects of the Tenant Improvements, once Tenant has engaged the Tenant Improvement Contractor, Tenant shall invite Landlord and Landlord’s Representative to all meetings (both regularly scheduled and specially called) at which the Tenant Improvements are anticipated to be a primary topic of discussion. In this regard, Tenant will provide Landlord and Landlord’s Representative with the regular meeting schedule once it is determined, and will provide Landlord and Landlord’s Representative with reasonable advance notice (not less than 48 hours except in cases which Tenant in good faith believes to be emergencies) of specially called meetings.

(e) Landlord’s Representative; Tenant Improvement Project Manager. The Tenant Improvement Project Manager for the purposes of this Work Letter shall be Ed Lu. The Tenant Improvement Project Manager shall perform certain services for and on behalf of Tenant during the construction of the Base Building Work and design and construction of the Tenant Improvements and shall receive copies of all notices to which reference is made in this Work Letter given by Landlord to Tenant, such notices to otherwise comply with Paragraph 13.10 of the Lease. Landlord’s representative shall be Nandy Kumar (“Landlord’s Representative”). Landlord’s Representative shall perform certain services for and on behalf of Landlord during the design and construction phases of the Base Building Work and Tenant Improvements and shall receive copies of all notices to which reference is made in this Work Letter given by Tenant to Landlord, such notices to otherwise comply with Paragraph 13.10 of the Lease.

Exhibit B

4. Project Costs. The costs and expenses of the development and construction of the Base Building Work and the Tenant Improvements (“Project Costs”) shall be paid in accordance with this Paragraph 4.

(a) Base Building Work. The costs and expenses of the development and construction of the Base Building Work (other than the Tenant-Requested Changes Amount) shall be paid by Landlord.

(b) Tenant Improvements. Unless specified otherwise herein, Tenant shall bear and pay the cost of the Tenant Improvements (which cost shall include, without limitation, the hard costs of construction as provided for in the Tenant Improvement Contractor’s contract, the cost of permits, and all architectural, design, space planning, and engineering services obtained by Tenant in connection with Tenant Improvements, but shall not include costs incurred for furniture, fixtures, or inventory).

(i) Provided that and so long as Tenant is not in default under the Lease, Landlord shall contribute a maximum of $55 per rentable square foot of space within the Leased Premises, for an aggregate maximum of $4,004,660 (the “Tenant Improvement Allowance”) for such costs, which shall be paid by Landlord. The foregoing aggregate maximum amount is based upon the Leased Premises containing 72,812 rentable square feet of space, and is subject to adjustment as described in the “Leased Premises” definition set forth in Article 1 of the Lease. The foregoing shall not be read to prevent Tenant from curing the applicable default and then being entitled to Landlord’s contribution once the default is cured if such cure is completed within the applicable cure period, if any, expressly set forth in this Lease. If Tenant cures such default but not within the applicable period, Landlord shall notify Tenant, within five (5) business days after such cure is completed that Landlord will either (a) exercise its remedies under this Work Letter and/or the Lease, or (b) accept Tenant’s late cure. The Tenant Improvement Allowance shall be utilized only for Tenant Improvements, and shall be available to Tenant only until the first anniversary of the Lease Commencement Date, after which Landlord shall have no further obligation to provide any portion of the Tenant Improvement Allowance.

(ii) Tenant shall bear and pay the cost of the Tenant Improvements (including but not limited to all of the foregoing fees and costs) in excess of the Tenant Improvement Allowance, if any (the “Excess TI Amount”), which shall initially be estimated by reference to the Tenant Improvement Contractor’s final, executed construction contract and any costs in addition thereto in Tenant’s Construction Budget (as defined below) for the Tenant Improvements, and shall be updated from time to time to account for any anticipated cost increases.

(iii) From time to time but not more frequent than monthly, Tenant shall submit applications for payment to Landlord in a form reasonably acceptable to Landlord, certified as correct by an officer of Tenant and by the Tenant Improvement Architect, for a disbursement from the Tenant Improvement Allowance, which shall set forth such information and shall be accompanied by such supporting documentation as shall be reasonably requested by Landlord, including but not limited to the following:

(A) Invoices.

(B) Fully executed conditional lien releases from the Tenant Improvement Contractor and all material subcontractors and suppliers furnishing labor or materials during such period and fully executed unconditional lien releases from all such entities covering the prior payment period, in each case in the form prescribed by law.

Exhibit B

(C) Tenant Improvement Contractor’s worksheets showing percentages of completion.

(D) Tenant Improvement Contractor’s certification as follows:

“There are no known mechanics’ or materialmen’s liens outstanding at the date of this application for payment, all due and payable bills with respect to Building 2 have been paid to date or shall be paid from the proceeds of this application for payment, and there is no known basis for the filing of any mechanics’ or materialmen’s liens against Building 2 or the Property, and, to the best of our knowledge, waivers from all subcontractors are valid and constitute an effective waiver of lien under applicable law to the extent of payments that have been made or shall be made concurrently herewith.”

(E) All documents necessary to effect and perfect the transfer of title to the materials or equipment for which application for payment is made.

(iv) Subject to such deadline and based upon applications for payment (including Tenant Improvement Contractor’s Application and Certification for Payment AIA G702 certified by Tenant Improvement Architect) submitted and certified by Tenant, on or before thirty (30) days following submission of the application for payment, Landlord shall make progress payments from the Tenant Improvement Allowance to Tenant on account of such Tenant Improvements or such portion as has been completed as evidenced in such application for payment (but in no event more than $55 per rentable square foot for the applicable space under construction) from time to time, but not more frequently than once per month, in accordance with the provisions of this Paragraph 4. Landlord’s obligation to make such payments shall also be conditioned upon Tenant making a simultaneous contribution equal to any portion of the applicable draw request then due in excess of Landlord’s Share (as defined below). In no event shall Landlord have any responsibility for the cost of the Tenant Improvements in excess of the Tenant Improvement Allowance. Landlord shall have no obligation to make any direct payments to Tenant Improvement Contractor or its material suppliers or subcontractors or to determine whether amounts due them from Tenant or the Tenant Improvement Contractor, as applicable, in connection with the Tenant Improvements have, in fact, been paid. Landlord agrees to provide Tenant with reasonable assurances that the Tenant Improvement Allowance funds will be available for funding when required pursuant to this Paragraph 4. Tenant agrees to provide Landlord with reasonable assurances that the Excess TI Amount will be available for funding when required pursuant to this Paragraph 4.

Landlord shall only pay Landlord’s Share, as hereinafter defined, of each draw request, and Tenant shall pay the balance thereof. As used herein, (i) “Construction Budget” shall be defined as a budget prepared by Tenant estimating the total costs which will be incurred by Tenant in the construction and installation of the Tenant Improvements as described in Paragraph 4(b) (“Total Costs”), and approved by Landlord in its reasonable discretion solely for purposes of determining Total Costs, and (ii) “Landlord’s Share” shall be defined as a fraction, the numerator of which is the Tenant Improvement Allowance and the denominator of which is the Total Costs, as estimated in the then current Construction Budget and approved by Landlord as aforesaid; provided however, that at no time shall Landlord’s Share exceed 100%. In the event that Landlord’s Share changes due to subsequent updated Construction Budgets and as a result Landlord has in the aggregate paid more than Landlord’s Share then calculated, multiplied by the aggregate amount of Total Costs paid to date (inclusive of the amount in the current draw request), there shall be appropriate adjustment made in the then current draw request sufficient to cause the aggregate amount of Total Costs paid to date (inclusive of the amount in the current draw request) from the Tenant Improvement Allowance to equal the then-current Landlord’s Share multiplied by the then-current Total Costs.

Exhibit B

In the event that Landlord fails to make a disbursement from the Tenant Improvement Allowance in accordance with the terms hereof, and the amount thereof remains unpaid by Landlord for thirty (30) days after written notice from Tenant, then without limiting Tenant’s other remedies available to Tenant, Tenant may, after Landlord’s failure to pay such amounts within five (5) days after Tenant’s delivery of a second written notice from Tenant delivered after the expiration of such 30-day period, deduct the amount thereof (plus interest at the Default Interest Rate) from the Base Monthly Rent payment(s) next due and owing under the Lease; provided, however, that in no event shall any such offset against Base Monthly Rent exceed in any calendar month an amount equal to fifty percent (50%) of the Base Monthly Rent due and payable hereunder for such month, and provided further that such limitation shall not affect the aggregate amount of the offset to which Tenant is entitled but only the period of time over which such deduction may be taken (such that, if Tenant otherwise could not fully obtain the benefit of such deduction over the remaining Lease Term, Tenant shall have the right to offset more than fifty percent (50%) of Base Monthly Rent in the remaining months of the Lease Term to the extent required for Tenant to offset the full amount due Tenant)

5. Tenant Delays. If Landlord shall be delayed in achieving Required Delivery Condition as a result any of the following (collectively, “Tenant Delays”):

(a) Tenant’s failure to pay any costs or expenses payable by Tenant under this Work Letter as and when required hereunder;

(b) any labor unrest attributable to Tenant or its contractors or vendors that continues for more than one (1) business day after notice from Landlord;

(c) any other item described in this Work Letter as a Tenant Delay;

(d) any delay attributable to the entry by Tenant or Tenant’s contractors, agents or employees onto the Property prior to the Lease Commencement Date to perform the Tenant Improvements or otherwise that continues for more than one (1) business day after notice from Landlord; or

(e) any reasonably necessary rescheduling of the sequence of any of work due to Tenant Delay,

then the date upon which the Required Delivery Condition is deemed to have occurred, and the date upon which Building 2 is deemed to have been delivered to Tenant in the condition called for by the Lease and this Work Letter, shall be the date upon which they would have occurred absent such Tenant Delays.

6. Landlord Delays. If Tenant shall be delayed in completing the Tenant Improvements as a result any of the following (collectively, “Landlord Delays”):

(a) Landlord’s failure to pay any costs or expenses payable by Landlord under this Work Letter as and when required hereunder; or

(b) any delay by Landlord in responding to Tenant’s submissions beyond the response periods applicable thereto set forth in Paragraph 2 above,

then to the extent such Landlord Delays are the sole cause of Tenant not completing the Tenant Improvements within four (4) months after the Lease Commencement Date, Tenant shall be entitled to one (1) day of abated Base Monthly Rent for each such day of delay caused solely by such Landlord Delays.

Exhibit B

7. Efforts to Mitigate Delays. Each of Landlord and Tenant agree to work together to mitigate the duration of any Tenant Delays.

8. Force Majeure Notice Procedure. If an event of Force Majeure occurs, the party asserting the occurrence of Force Majeure shall give prompt notice (“Force Majeure Notice”) to the other as soon as reasonably possible after the onset of such Force Majeure delay stating the cause and estimating the duration thereof. If, as a result of an event of Force Majeure, either party shall be delayed, hindered or prevented from the performance of any act required hereunder within the time period set forth herein, and provided that in each instance of an event of Force Majeure, the party claiming such event has occurred shall have given a Force Majeure Notice to the other party as specified above, the performance of such act shall be excused for the period of delay, and the period of performance of such act shall be extended for a period equivalent to the period of such delay on a day-for-day basis. Financial inability to perform, or any default by Landlord under any financing for the Property (including any construction loan for the Base Building Work) shall not constitute an event of Force Majeure.

9. Assignment of Rights Against Tenant Improvement Contractor, Tenant Improvement Architect, Tenant Improvement Project Manager, etc. Tenant hereby assigns to Landlord on a non-exclusive basis any and all rights Tenant may have against the Tenant Improvement Contractor, the Tenant Improvement Architect, the Tenant Improvement Project Manager, and any other of Tenant’s consultants, subcontractors, agents, etc., relating to the Tenant Improvements, without in any way obligating Landlord to pursue or prosecute such rights. Tenant shall retain the right to pursue or prosecute any such rights to the extent that Landlord does not do so. Tenant shall promptly cause the Tenant Improvement Contractor, the Tenant Improvement Architect, the Tenant Improvement Project Manager, and any other of Tenant’s consultants, subcontractors, agents, etc. (once each such person has been engaged) to execute and deliver to Landlord a consent in the form of Schedule B hereto, consenting to the foregoing assignment.

Exhibit B

SCHEDULE A-1 TO WORK LETTER

BASE BUILDING DESCRIPTION:

The building shall be constructed in conformance with “life safety” standards, as discussed in the provisions below. The project shall be designed to meet the standards of a LEED Platinum rating (at Landlord’s sole discretion Landlord may seek USGBC certification). Base Building shall include:

(A)	All work installed to meet local codes and ADA requirements and to be approved by local jurisdiction for final of the shell and core permit.

(B)	Utilities :

a.	Water –2” stub out with minimum of 50 PSI, maximum of 80 PSI, with shut-off valve within the Premises.

b.

Electrical – Landlord shall provide a portion of a meter section on the exterior of the building. Landlord will provide 3-2” conduits stubbed to the premises from the building transformer service location as to allow up to a Tenant service of 3000 amp, 3 phase, 277/480 volt electrical service. Landlord shall be responsible for setting the meters and providing power. Landlord will provide 480V power (switch disconnects on floor 1 and floor 2), electrical rooms for tenant, fit-out, mechanical/power/lighting, as part of the core and shell. Landlord will provide 480V panel boards, step down transformer, and 208V panel board. All house/core area lighting and power will be fed from garage level main electrical room.

i.	Lighting will be provided based on the following:

Lighting Load (including task lighting)	Cooling system designed for 1.2 watts/RSF; Lighting design to be restricted to 0.65 watts/RSF to conform to LEED goals

c.

Sewer – 4” sanitary sewer branch line under slab in the rear portion of the Premises. Separate 4” grease sewer lateral under slab to potentially connect with a future grease interceptor, if necessary. If a grease interceptor is required, Tenant shall purchase and install at a location selected by Landlord at Tenant’s sole expense.

d.	Gas –Landlord to provide a 1” medium pressure gas line with maximum 200,000 btu stubbed to the exterior of the Premises. Landlord will be responsible for setting the gas meter.

e.

Telephone – Landlord will provide a 2” conduit connection from telephone service location to the Premises. Tenant shall be responsible pulling wire from the telephone room to the Premises. All of Tenant’s telephone equipment to be located within Tenant’s premises.

f.	Cable TV – Landlord will provide a 2” conduit connection from cable TV service location to the Premises. All of Tenant’s cable TV equipment to be located with Tenant’s premises.

g.	Fiber – Landlord to provide 3” x 2” conduit for fiber connection from Page Mill Road to Building 2.

(C)

All Common Area site work including underground connections, grading, landscaping, irrigation, site lighting, storm water drainage, hardscaping, all ADA compliant access and exit doors and walks, roads, parking and other site utilities including communications, elect, gas, cable TV.

Exhibit B

(D)	Weather tight shell complete with rainwater drainage system. Building core and shell to meet all Title-24 requirements.

(E)	Provide a recessed floor slab to accommodate flooring finishes by Tenant at lobby. Elevator lobbies to be sheet rocked and fire taped.

(F)

Code-required building exit stairs to be in finished condition with painted walls, stringers and handrails. Stair treads and landings to be concrete finish. Core area walls (Tenant side) will be sheet rocked and fire taped only.

(G)	Glazing, roof insulation and perimeter wall insulation shall meet or exceed minimum requirements of California Title-24 Part 6.

(H)

Elevator cabs (quantity and size to meet code) and call buttons to meet ADA and fire code installed complete including all standard finishes, doors, hardware and lighting. Elevator machine room complete including stainless steel doors, fronts, frames, doors, hardware, HVAC, lighting, fire sprinkler and fire alarm systems. Elevator to be card access ready. For elevator design:

Cab Speed:	150 feet per minute for electric MRL (Machine Room Less) elevators (building).

Cab Capacity:	4,000 pounds for passenger elevator, 4,500 pounds at service elevator.

Cab Walls:	Manufacturer standard, subject to Landlord’s architect’s selection.

Cab Ceiling:	Manufacturer standard, subject to Landlord’s architect’s selection.

Cab Flooring:	Manufacturer standard, subject to Landlord’s architect’s selection.

Hoist Way Doors and Frames:	Painted throughout.

(I)	Building mechanical and / or electrical equipment room(s) complete including doors, hardware, lighting, fire sprinkler and fire alarm systems per code.

(J)

MPOE shall be provided as a dedicated room separate from the electrical room. Stacked IDF closets located in the center of each floor shall be included per code, but phone systems, switching equipment, connections, etc. and associated cooling equipment not included. Provide room complete including doors, hardware, lighting, fire alarm systems per code. Rooms shall also include sleeved openings for risers. Landlord shall provide two (2) additional four inch (4”) conduits in the joint trench from the property line to the MPOE room.

(K)

Entry Lobby, Lobby Stairs and Restroom Cores: Entry Lobby and Lobby Stairs to be finished and fully functional to meet code. Floor, wall, ceiling, lighting, HVAC and electrical finishes and systems shall be designed and finishes selected by Landlord’s architect and installed by Landlord’s Contractor. Restroom Cores to include fully functional and finished men’s and women’s restrooms at each floor to meet code. Finishes to include ceramic tile at floors and full height on all wet walls, stone tops, ceiling mounted stainless steel toilet partitions and accessories, finished ceiling system and lighting per code. Base showers provided in each ground floor men’s and women’s restroom per LEED. Restroom finishes are subject to Tenant’s consent consistent with industry standard.

(L)	Convenience electrical outlets will be installed on exterior walls at balconies (1 per each twenty (20) lineal feet of balcony).

(M)	Janitor’s closets will be finished with VCT flooring, FRP panels on wet walls, and low VOC paint all other walls. Closets to be ventilated per code.

Exhibit B

(N)

HVAC shall be a variable air volume (VAV) type system with DDC control capability sized to service the General Office Area per the criteria specified below. Design shall meet code but is contemplated to be for an outdoor temperature for winter of 26 degrees F, and a summer temperature of 90 degrees F dry bulb and 67 degrees F wet bulb. System shall be designed for the following loads:

Lighting Load (including task lighting)	Cooling system designed for 1.2 watts/RSF; Lighting design to be restricted to 0.65 watts/RSF to conform to LEED goals

Non Core Miscellaneous Office Equipment Cooling Loads	5 watts/RSF

Occupancy	130 sq. ft./person

(O)

Heating shall be via a gas fired, high efficiency boiler and hot water system. Includes main heating water supply and return risers with valved and capped stub-outs at each floor at restroom core for Tenant extension. Gas service will be brought into building and up to roof.

(P)

Main Supply and return air risers provided through each floor (or Mechanical Room) with ductwork stubbed out and capped at each floor. Associated fire or fire/smoke dampers provided at rated shaft penetrations per code.

(Q)	Ventilation system complete for restroom core and janitor closet including ductwork, diffusers and fan.

(R)	Approximately 200 sq ft adjacent to Landlord’s HVAC equipment shall be provided to allow Tenant to install auxiliary cooling systems.

(S)

DDC controls for the Base Building HVAC system to accommodate the addition of tenant system DDC controls typical of a Class A office building. Any addition of Tenant system DDC controls will be by Tenant.

(T)	Domestic cold water main branch piping to each floor near the restroom core and stair for future break rooms and coffee stations.

(U)	Two (2) sanitary and vent risers, one within each “wing”, with capped connections at each floor level for future break rooms and coffee stations.

(V)

Fully operational main electric service for each building including main switchboard each rated at 3000A, 277/480V, serving tenant lighting and power loads and mechanical equipment loads. Each electrical power distribution assembly rated at 3000A, 277/480 volt. Space sized for panels and transformers on each floor (by Tenant). Landing section for PG&E conduits.

(W)	Electrical transformer for each building to comply with City of Palo Alto Utilities and per Building Design.

Main Switchboard:

•	Per City of Palo Alto Utilities and City of Palo Alto requirements.

•	Main SB to be insulated case with LSIG

Exhibit B

•	Feeder protective devices are group mounted, insulated case circuit breakers (LSI)

•	Provide separate section for all metering.

•	Meter main per City of Palo Alto Utilities requirements.

•	Main switchboards 65kAIC minimum short circuit rating per City of Palo Alto Utilities requirements.

•	480/277V bus riser is installed thru each floor electrical room for future tenant power distribution.

(X)

Base building fire sprinklers on each floor as required per code for the shell and core design with capacity for fully sprinklered tenant improvements. Building is fully sprinklered including the PIV as required by code for an undivided occupancy with upturned heads typical.

(Y)

Fire Alarm System: Building is fully monitored per code. Life safety system distribution (smoke detectors, annunciators, strobes, etc.) as required by code for core areas. Each floor is designated as one smoke zone.

(Z)

Underground garage will be a code compliant concrete garage with post tension slab. The garage design will include code required electrical/lighting, fire sprinkler/fire alarm system, and CO2 exhaust systems.

i. Building elevator and the stair system will connect to the underground garage with standard garage lobby.

Exhibit B

SCHEDULE A-2 TO WORK LETTER

Matrix - Base Building Work/Tenant Improvements
6/3/2014

Item				Responsibility	
				(Landlord)	(Tenant)
				Base Building Work	Tenant Improvement Work
0	COMMON AREA				
	0.01	-	The project core and shell shall target achieving a LEED Platinum rating based on performance criteria points.	♦	
	0.02	-	The Tenant Improvement work of the project shall target achieving a LEED certification rating based on performance criteria points		♦
	0.03	-	All work installed to meet local codes and ADA requirements including all approvals by local jurisdiction.	♦	
	0.04	-	All site work including underground connections, grading, landscaping, irrigation, site lighting, electrical, gas, storm water drainage, hardscaping, all ADA compliant access and exit doors and walks, roads, parking and conduits for other site utilities such as communications and cable TV.	♦	
	0.05	-	Depressed slab on the ground floor at lobby and elevator lobby area. Buildout including flooring by Tenant.	♦	
	0.06	a	Any future Café/Kitchen		♦
		b	Any kitchen outside exhaust including duct and shaft at Tenant cost		♦
		c	Build out of any kitchen, including required grease trap		♦
	0.07	a	Code required exit staircases per building	♦	
		b	Stair shaft interior to be in finished condition with painted walls, stringers, and handrails.	♦	
		c	Standard stairs are steel pan filled stairs with railings. Stair treads and landings to be concrete. Upgrades to standard stairs are by Tenant	♦	
	0.08	-	Building electrical equipment room complete including doors, hardware, lighting, fire sprinkler and fire alarm systems per code. Each building shall be provided with water, fire, electrical connections to local utilities.	♦	
	0.09	a	Building telephone will be part of electrical room.	♦	
		b	MPOE Room	♦	
	0.10	a	Restroom core to include fully functional and finished men's and women's restrooms at each floor including cold and hot water. Finishes to include ceramic tile at floors and full height on all wet walls, stone, or concrete tops, ceiling mounted stainless steel toilet partitions and accessories, finished ceiling system and lighting per code.	♦	
		b	Provide below grade waste line rough in and depressed slab areas in the first floor of each building for mens and womens shower rooms.	♦	
		c	Buildout of base shower rooms for men & women on the ground floor to meet LEED requirements.	♦	
	0.11	-	Domestic cold water main branch pipe connection at each floor near the restroom core for future break rooms and coffee stations	♦	
	0.12	-	Janitor's closets will be finished with VCT flooring, FRP panels on wet walls, and low VOC paint all other walls. Closets to be ventilated per code	♦	
	0.13	a	Roof insulation and perimeter wall insulation to be provided by LL to meet Title 24 requirements.	♦	
	0.14	-	Building shall be separately metered, but meters will not be provided for each floor	♦	
	0.15	-	Electrical driven fire pump and provision for ADA egress from elevators if required by code	♦	
	0.16	-	PG&E pad & transformer therefor.	♦	
1	OFFICE FLOOR TYPICAL CORE				
	1.01	-	Slab on grade	♦	
	1.02	-	Elevator lobbies with drywall walls and firetape	♦	
	1.03	-	Fire extinguishers and drinking fountains per code at core only	♦	
	1.04	-	Floor electric closet which will house telephone and IDF riser will be with drywall, painted and lockable door	♦	
	1.05	-	The office floor to be concrete over metal deck as per Landlord's design drawings. No finishes.	♦	
	1.06	-	Columns to have no finishes.	♦	
	1.07	-	Phone systems, switching equipment, connections, any IDF sleeves needed, etc.		♦
2	OFFICE FLOOR PERIMETER WALLS				
	2.01	-	Insulation	♦	
	2.02	-	Drywall taped, and sanded		♦
	2.03	-	Window treatments		♦

Exhibit B

Exhibit B

NTD: Landlord and Tenant agree that the language set forth in cell number 10.02 above is replaced in its entirety with the following: “Hydraulic elevator, 125 feet per minute cab, standard cab finish, and front opening doors.”

Exhibit B

SCHEDULE A-3 TO WORK LETTER

ARB Application dated March 3, 2014, updated April 18, 2014

Exhibit B

SCHEDULE B TO WORK LETTER

FORM OF CONSENT TO ASSIGNMENT

This CONSENT TO ASSIGNMENT (“Consent”) is dated as of this      day of                     , 2013, by                                         , a                                      ([“Tenant Improvement Architect”/“Tenant Improvement Contractor”/“Tenant Improvement Project Manager”/Other Consultant]), in favor of                                          Office Partners Holding Company LLC, a California limited liability company (“Landlord”).

RECITALS

A.    Landlord and __________________, a _______________ (“Tenant”) entered into that certain Lease Agreement dated as of ___________, 201_ (the “Lease”) for premises located in the City of __________, County of ___________, State of California, commonly known as or otherwise described as _________________ Road, Suite __, ___________, California; and

B.    Exhibit C to the Lease is a Work Letter pursuant to which Tenant has retained [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant].

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant] hereby consents to the assignment effected by Paragraph 9 of the Work Letter.

IN WITNESS WHEREOF, [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant] has executed this Consent as of the date first written above.

●	[TENANT IMPROVEMENT ARCHITECT/TENANT IMPROVEMENT CONTRACTOR/TENANT IMPROVEMENT PROJECT MANAGER/OTHER CONSULTANT]
●
●	●	By:
	●	Title:
●
●	●	By:
	●	Title:

Exhibit B

EXHIBIT C

FORM OF LETTER OF CREDIT

APPROVED AS ISSUED

By:
	Authorized signature of Obligor / Applicant	Date

LETTER OF CREDIT TEXT SAMPLE

BENEFICIARY:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AS DETAILED HEREIN SUBJECT TO ISP98:

TRANSACTION REFERENCE NUMBER:

DATE OF ISSUE:

APPLICANT:

DATE AND PLACE OF EXPIRY:	, 202
AT OUR COUNTERS

DOCUMENTARY CREDIT AMOUNT:	USD

AVAILABLE WITH:	JPMORGAN CHASE BANK, N.A. BY PAYMENT

ADDITIONAL TERMS:

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ADDITIONAL 12 MONTH PERIODS FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS AT LEAST 60 DAYS PRIOR TO THE CURRENT EXPIRY DATE WE SEND NOTICE IN WRITING TO YOU VIA COURIER OR HAND DELIVERY, THAT WE ELECT NOT TO AUTOMATICALLY EXTEND THIS LETTER OF CREDIT FOR ANY ADDITIONAL PERIOD. UPON SUCH NOTICE TO YOU, YOU MAY DRAW ON US AT SIGHT FOR AN AMOUNT NOT TO EXCEED THE BALANCE REMAINING IN THIS LETTER OF CREDIT WITHIN THE THEN-APPLICABLE EXPIRY DATE, BY PRESENTATION OF YOUR DRAFT.

Exhibit C

THIS LETTER OF CREDIT IS AVAILABLE WITH JPMORGAN CHASE BANK, N.A. AGAINST PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON JPMORGAN CHASE BANK, N.A. NO OTHER DOCUMENTS ARE REQUIRED.

THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY IN ITS ENTIRETY, AND MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS LETTER OF CREDIT SHALL BE EFFECTED BY US UPON YOUR SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT, INCLUDING ALL AMENDMENTS, IF ANY, ACCOMPANIED BY THE ATTACHED TRANSFER REQUEST FORM AS EXHIBIT A DULY COMPLETED AND SIGNED, WITH THE SIGNATURE THEREON AUTHENTICATED BY YOUR BANK. IN ANY EVENT, THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY LISTED IN OR OTHERWISE SUBJECT TO, ANY SANCTION OR EMBARGO UNDER ANY APPLICABLE RESTRICTIONS. CHARGES AND FEES RELATED TO SUCH TRANSFER WILL BE FOR THE ACCOUNT OF THE APPLICANT.

DRAWINGS MAY ALSO BE PRESENTED BY TELECOPY (“FAX”) TO FAX NUMBER 856-294-5267 UNDER TELEPHONE PRE-ADVICE TO 1-800634-1969 OPTION 1 OR ALTERNATELY TO 813-432-6339, PROVIDED THAT SUCH FAX PRESENTATION IS RECEIVED ON OR BEFORE THE EXPIRY DATE ON THIS INSTRUMENT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, IT BEING UNDERSTOOD THAT ANY SUCH FAX PRESENTATION SHALL BE CONSIDERED THE SOLE OPERATIVE INSTRUMENT OF DRAWING. IN THE EVENT OF PRESENTATION BY FAX, THE ORIGINAL DOCUMENTS SHOULD NOT ALSO BE PRESENTED.

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED.

WE HEREBY AGREE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED.

THE NUMBER AND THE DATE OF OUR CREDIT AND THE NAME OF OUR BANK MUST BE QUOTED ON ALL DRAFTS REQUIRED.

PLEASE ADDRESS ALL CORRESPONDENCE REGARDING THIS LETTER OF CREDIT TO JPMORGAN CHASE BANK, N.A., C/O JPMORGAN TREASURY SERVICES, 10420 HIGHLAND MANOR DRIVE 4TH FLOOR, TAMPA, FLORIDA 33610, ATTENTION: STANDBY LETTER OF CREDIT DEPARTMENT, INCLUDE THE LETTER OF CREDIT NUMBER MENTIONED ABOVE. FOR TELEPHONE ASSISTANCE, PLEASE CONTACT THE STANDBY CLIENT SERVICE UNIT AT 1-800-634-1969, SELECT OPTION 1, AND HAVE THIS LETTER OF CREDIT NUMBER AVAILABLE.

EXCEPT AS OTHERWISE SPECIFIED HEREIN, THE LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (1998), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

JPMORGAN CHASE BANK, N.A.

AUTHORIZED SIGNATURE

Exhibit C

EXHIBIT A

Request for a Full Transfer of the below referenced Standby Letter of Credit

J.P.Morgan

Date: ______________________________

Reference: ______________________________
(Issuing Bank's Letter of Credit Number)

To: JPMorgan Chase Bank, N.A. and/or its subsidiaries and/or affiliates.
" Transferring Bank"

____
(Advising Bank's Reference Number, if applicable)

We, the undersigned "First Beneficiary", hereby irrevocably transfer all of our rights to draw under the above referenced Letter of Credit ("Credit") in its entirety to:

____
(Print Name and complete address of the Transferee) "Second Beneficiary"

____

____

____

Advise through: ______________________________
(Print Name/address of Second Beneficiary's Bank, if known - if left blank, the Transferring Bank will select the advising bank)

____

____

In accordance with UCP 600 Article 38 or ISP 98, Rule 6 regarding transfer of drawing rights (whichever set of rules the Credit is subject to), all rights of the undersigned First Beneficiary in such Credit are transferred to the Second Beneficiary. The Second Beneficiary shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised directly to the Second Beneficiary without necessity of any consent of or notice to the undersigned First Beneficiary.

The original Credit, including amendments to this date, is attached and the undersigned First Beneficiary requests that you endorse an acknowledgment of this transfer on the reverse thereof. The undersigned First Beneficiary requests that you notify the Second Beneficiary of this Credit in such form and manner as you deem appropriate, and the terms and conditions of the Credit as transferred. The undersigned First Beneficiary acknowledges that you incur no obligation hereunder and that the transfer shall not be effective until you have expressly consented to effect the transfer by notice to the Second Beneficiary.

If you agree to these instructions, please advise the Second Beneficiary of the terms and conditions of the transferred Credit and these instructions.

First Beneficiary represents and warrants to Transferring Bank that (i) our execution, delivery, and performance of this request to Transfer (a) are within our powers and have been duly authorized (b) constitute our legal, valid, binding and enforceable obligation (c) do not contravene any charter provision, by-law, resolution, contract, or other undertaking binding on or affecting us or any of our properties and (d) do not require any notice, filing or other action to, with, or by any governmental authority (ii) we have not presented any demand or request for payment or transfer under the Credit affecting the rights to be transferred, and (iii) the Second Beneficiary's name and address are correct and complete and the transactions underlying the Credit and the requested Transfer do not violate applicable United States or other law, rule or regulation, including without limitation U.S. Foreign Asset Control regulations.

We further agree to indemnify and hold harmless you and each of your directors, officers and employees (each an "Indemnitee" and collectively, "Indemnitees") from and against any losses, damages, liabilities, claims, costs and expenses (including reasonable attorneys' fees) to which any Indemnitee may be subject or which any Indemnitee may incur, directly or indirectly, arising out of or relating to (i) any breach by us of the representations and warranties herein; and (ii) our failure to remit to you, upon demand, funds paid to us pursuant to a demand dated after the date of this Transfer request.

Stby Appl Chg Rev. 06/20/2012 1 Machine Zone, Inc. / 150 Page Mill Road Property, LLC
Approved by Trade Contracts (08/01/2014) for single use

Exhibit C

The Effective Date shall be the date hereafter on which Transferring Bank effects the requested transfer by acknowledging this request and giving notice thereof to Second Beneficiary.

WE WAIVE ANY RIGHT TO TRIAL BY JURY THAT WE MAY HAVE IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING OUT OF THIS TRANSFER.

This Request is made subject to the same International Chamber of Commerce Publication as and if stipulated in the Credit (and the ISP 98 if not so stipulated) and is subject to and shall be governed by the laws of the State of New York, without regard to principles of conflict of laws. The undersigned submits to the nonexclusive jurisdiction of any state or federal court located in the Borough of Manhattan, City of New York, New York, for itself and its property and agrees that any such court shall be a proper forum for any action or suit brought by you.

Sincerely yours,

____
(Print Name of First Beneficiary)

____
(Print Authorized Signers Name and Title)

____
(Authorized Signature)

____
(Print Second Authorized Signers Name and Title, if required)

____
(Second Authorized Signature, if required)

____
(Telephone Number/Fax Number)

SIGNATURE GUARANTEED

Signature(s) with title(s) conform(s) with that/those on file with us for this individual, entity or company and signer(s) is/are authorized to execute this agreement.

____
(Print Name of Bank)

____
(Address of Bank)

____
(City, State, Zip Code)

____
(Print Name and Title of Authorized Signer)

____
(Authorized Signature)

____
(Telephone Number)

____
(Date)

Stby Appl Chg Rev. 06/20/20122012 2 Machine Zone, Inc. / 150 Page Mill Road Property, LLC
Approved by Trade Contracts (08/01/2014) for single use

Exhibit C

EXHIBIT D

FORM OF ESTOPPEL CERTIFICATE

                                         , 20

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Re	_______________________
______________, California

Ladies and Gentlemen:

Reference is made to that certain Lease, dated as of _______________, 20___, between 1050 Page Mill Road Property, LLC, a Delaware limited liability company (“Landlord”), and the undersigned (herein referred to as the “Lease”). A copy of the Lease [and all amendment thereto] is[are] attached hereto as Exhibit A. At the request of Landlord in connection with [____________ State reasons for request for estoppel certificate ____________], the undersigned hereby certifies to Landlord and to [state names of other parties requiring certification (e.g., lender, purchaser, investor)] (“Lender”/ “Purchaser”/ “Investor”) and each of your respective successors and assigns as follows:

1. The undersigned is the tenant under the Lease.

2. The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Exhibit A.

3. There is no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease. The undersigned has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.

4. All improvements to be constructed in the Leased Premises by Landlord, if any, have been completed and accepted by Tenant, and any tenant construction or other allowances have been paid in full. [DRAFTING NOTE: If any Landlord work is not completed or any allowances are not fully funded as of the date the estoppel is sent to Tenant, revise accordingly.]

5. The undersigned is not aware of any default now existing of the undersigned or of Landlord under the Lease, nor of any event which with notice or the passage of time or both would constitute a default of the undersigned or of Landlord under the Lease.

6. The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord’s interest in the Lease.

Exhibit D

7. The monthly rent due under the Lease is $____________ and has been paid through __________________, and all additional rent due and payable under the Lease has been paid through _________________.

8. The term of the Lease commenced on __________________, and expires on ___________________, unless sooner terminated pursuant to the provisions of the Lease. Landlord has performed all work required by the Lease for the undersigned’s initial occupancy of the demised property.

9. The undersigned has deposited the sum of $____________ with Landlord as security for the performance of its obligations as tenant under the Lease, and no portion of such deposit has been applied by Landlord to any obligation under the Lease.

10. There is no free rent period pending, nor is Tenant entitled to any Landlord’s contribution.

The above certifications are made to Landlord and [Lender/ Purchaser/ Investor] knowing that Landlord and [Lender/ Purchaser/ Investor] will rely thereon in [making a loan secured in part by an assignment of the Lease/ accepting an assignment of the Lease/ investing in Landlord/other].

Very truly yours,

By:
Name:
Title:

Exhibit D